Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                     Between

                                   AGWAY, INC.

                                    (SELLER)

                                       And

                                 GROWMARK, INC.

                                     (BUYER)

                            Dated: September 27, 2002

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement ("Agreement') is made as of September 27,2002, by and between AG WAY, INC., a Delaware corporation ("Seller") and GROWMARK, INC., a Delaware corporation ("Buyer"). Buyer and Seller are sometimes referred to separately in this Agreement as a "Party" and collectively as the "Parties."

                                   BACKGROUND

         A. Seller, through its agronomy division, operates the Agronomy Business (as defined below).

         B. Seller, through its seedway division, operates the Seedway Business (as defined below).

         C. Seller wishes to sell to Buyer, and Buyer (or its designee) wishes to have the right to purchase Seller's Agronomy Business and Seedway Business and related assets on the terms and conditions set forth in this Agreement.

                                      TERMS

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         1.1  DEFINED  TERMS.  For the  purposes  of this  Agreement,  except as
              --------------
otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this Section 1.1:

         (1) "Accepted Environmental Property" shall have the same meaning as in
Section 9.4 of this Agreement.

         (2) "Accounts Receivable" - All trade accounts receivable and all other trade receivables of any other kind whether current or deferred relating to products sold or services rendered as a part of the Business as of the Closing Date and for which no further performance is required by Seller, including, without limitation, financing charges. Accounts Receivable do not include (1) any Notes Receivable (and any security therefore), (ii) any deductions for Customer Credit Balances, and (iii) any accounts receivable which by their terms


                                        1
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are not due and payable until after the six-month anniversary of the Closing.

         (3) "Accounts Receivable Payment Amount" shall have the same meaning as in Section 3.1(a) of this Agreement.

         (4) "Acquired Assets" shall have the same meaning as in Section 2.1 of this Agreement.

         (5) "Agronomy Business" - All of Seller's current business operations relating to the wholesale and retail supply of crop inputs, including, without limitation, dry and liquid fertilizers, lime, bulk and packaged herbicides, packaged insecticides, packaged fungicides, set treatment products, seeds, dry and liquid specialty turf fertilizer products, combination products (herbicides or insecticides with fertilizer), ice melt materials, sprayer parts and equipment, and all other miscellaneous supplies and materials, crop protectants, farm seed and custom application services in the Applicable Jurisdictions.

         (6) "Applicable Environmental Standard" - Levels acceptable to the governmental agency charged with oversight of environmental matters in the jurisdiction where the applicable Real Property is located, taking into account the presence and proximity of any potential receptors and potential migration pathways. For purposes of this definition, the governmental agency shall be the state or federal agency with jurisdiction to enforce the Applicable Environmental Standard. The Applicable Environmental Standard shall be the stale standard unless there is an applicable federal standard that is more stringent, which standard is applied by the governmental agency.

         (7) "Applicable Jurisdictions" - Collectively, the states of Delaware, Florida, Maryland, Maine, New Jersey, New York, Ohio, Pennsylvania, Virginia and Vermont and the province of Ontario.

         (8) "Allied Seed" - Allied Seed, LLC, a Wyoming limited liability company.

         (9) "Assumed Contracts" - The agreements, understandings, instruments, Leases, Equipment leases, and contracts set forth on Schedule 5.11 attached to
                                                       -------------
this Agreement.

         (10) "Breach" - A breach of a representation, warranty, covenant, obligation or other provision of this Agreement will be deemed to have occurred if there is or has been one or more misstatements or inaccuracies in, or one or more failures to perform or comply with, any representation, warranty, covenant, obligation or other provision of this Agreement and such breach or breaches in the aggregate have a material adverse effect on either the Acquired Assets, the Agronomy Business or the Seedway Business.

         (11) "Business" - The combined operations of the Agronomy Business and the Seedway Business.

         (12) "Business Records" - Customer, supplier, financial, environmental, and other records of Seller relating to the Business (including, without

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limitation,  the Customer  Lists) other than Tax Returns and workpapers  related thereto.

         (13) "CFF' - CF Industries, Inc., a Delaware corporation.

         (14) "Closing" - The transfer of title to the Acquired Assets by Seller to Buyer, the payment of the Purchase Price by Buyer, and the execution and delivery of all documents, instruments and agreements necessary or appropriate to consummate the sale of Seller's Acquired Assets to Buyer in accordance with this Agreement.

         (15) "Closing Date" - November 1, 2002 , or such later date as may be agreed by Seller and Buyer.

         (16) "Code" - The Internal Revenue Code of 1986, as amended, or any successor law.

         (17) "Consent" - Any approval, consent, ratification, waiver, or other authorization or release, including, but not limited to, shareholder approval, board of directors approval, third party consent and any Governmental Authorization.

         (18) "Contract" - Any contract, agreement, arrangement, purchase order, mortgage, indenture, or other instrument which is either binding upon or enforceable against Seller whether oral or written which is related to the Business or the Acquired Assets, including, without limitation, the Leases.

         (19) "Customer Credit Balances" - credit balances due to customers including, but not limited to, those resulting from prepayment, overpayment, rebates, and return of product.

         (20) "Customer Lists" - All customer lists and records relating to the Business.

         (21) "Damages" - All claims, liabilities, obligations, losses, damages, deficiencies, assessments, judgments, costs, expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, or other Proceeding or demand), with respect to which
Seller or Buyer is entitled to receive indemnification pursuant to the provisions of Section 11.1 (b) of this Agreement; provided, however, that (i) in no event shall "Damages" include punitive damages and (ii) in the event that the loss, claim or other liability that gave rise to the right to receive indemnification (A) is covered by insurance maintained by or for the benefit of the Party entitled to receive indemnification or (B) results in a Tax Benefit to the Party entitled to receive indemnification, the amount of any "Damages" that such Party would otherwise be entitled to receive will be reduced by the amount of the insurance proceeds or Tax Benefits, provided, however, if the indemnification payment will itself be taxable to the recipient, there shall be no adjustment to the amount of "Damages" for the Tax Benefit.

         (22) "Disclosure Schedules" - Schedules referenced in Article 5 of this Agreement to be delivered to Buyer by Seller and attached to and incorporated into this Agreement.

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         (23) "East Berlin Property" shall have the same meaning as  in  Section
9.5 of this Agreement.

         (24) "Employee Benefit Plans" - All "employee benefit plans" (as defined in ERISA ss.3(3)) maintained, contributed to or under which Seller has or may have any liability, including, without limitation, each pension, retirement, profit sharing, deferred compensation, or other similar plan, arrangement or agreement; each medical, dental or other health insurance plan; each life or disability insurance plan; each severance plan; and each sick-time, paid-time off, vacation pay and other personnel policy or payroll practice.

         (25) "Encumbrance" - Any mortgage, pledge, lien, encumbrance, charge, claim, assessment, security interests or other security interest of any kind.

         (26) "Environmental Escrow" shall have the same meaning as in Section 9.5(a) of this Agreement.

         (27) "Environmental Holdback" shall have the same meaning as in Section 9.4(a) of this Agreement.

         (28) "Environmental Laws" - Any federal, state, or local law, statute, code, ordinance, rule, regulation, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq,
-- ---                                                                   -- ---
the Resource  Conservation and Recovery Act ("RCRA"),  42 U.S.C.  ss.6901 et seq
                                                                          -- ---
the Clean Water Act, 33 U.S.C. ss.125 1 the Clean Air Act, 33 U.S.C.  ss.2601 et
                                                                              --
seq the Toxic  Substances  Control  Act,  15 U.S.C.  ss.2601 et seq the  Federal
---                                                          -- ---
Insecticide,  Fungicide, and the Rodenticide Act, 7 U.S.C. ss.136 et seq the Oil
                                                                  -- ---
Pollution Act of 1990,33 U.S.C.  ss.2701 et seq and the Occupational  Safety and
                                         -- ---
Health Act, 29 U.S.C.  ss.651 et seq, and the New York  Navigation  Law, as such
                              -- ---
laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. By way of further illustration, "Environmental Laws" includes governmental requirements concerning
(i) releases, emissions, discharges, or leaching into the air, soil (including, without limitation, ground and subsurface), surface water or groundwater, and
(ii) storage, use, generation, transportation, treatment, or disposal of any regulated substance, hazardous substance, or waste (including, without limitation, petroleum products, petroleum constituents, petroleum derivatives, and petroleum degradation products).

         (29) "Environmental Property" shall have the same meaning as in Section
9.2 of this Agreement.

         (30) "Equipment" - All furniture, office equipment, computer equipment, machinery, fixtures, leasehold improvements, equipment, vehicles, rolling stock and other items of personal property (other than Inventory) owned or leased by Seller and used in the Business.


                                        4
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         (31) "ERISA" - The Employee  Retirement Income Security Act of 1974, as
amended, or any successor law, and regulations and rules issued pursuant to that act or to any successor law.

         (32) "ERISA Affiliate" - (a) any corporation included with Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with Company or Seller within the meaning of Section 4 14(c) of the Code; (c) any member of any affiliated service group of which Company or Seller is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of Company or Seller under
Section 414(o) of the Code.

         (33) "Excluded Assets" - Assets relating to the Businesses excluded from the Acquired Assets as provided in Section 2.2 of this Agreement.

         (34) "Finance Charges" - those finance charges assessed against the Accounts Receivable for the period commencing on the Closing Date and ending on the six-month anniversary of the Closing Date.

         (35) "Financial Statements" shall have the same meaning  as in  Section
5.4 of this Agreement.

         (36) "GAAP" - At any particular time, generally accepted accounting principles as in effect in the United States at such time.

         (37) "Governmental Authorization" - Any Consent, license or permit issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         (38)  "Governmental  Body"  - Any  federal,  state,  local,  municipal,
foreign   or  other   governmental   or   quasi-governmental   entity,   agency,
instrumentality, or authority of any nature.

         (39) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulations and rules promulgated pursuant to that act.

         (40) "Income Tax" - Any Tax measured in whole or part by gross income, adjusted gross income, or net income, as such terms are understood for federal Tax purposes.

         (41) "Indemnity Holdback" shall have the same  meaning  as  in  Section
11.3 of this Agreement.

         (42) "Intellectual Property" - To the extent used in or related to the Business, all trademarks, trade names, service marks, trade secrets, domain names, product labels, trade dress, product configurations and other trade identities, including common-law rights, registrations and applications therefor, and all patents, patent rights, copyrights, and registrations and applications therefor, owned in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to

                                       5
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which Seller is a party  (including  expiration  dates, if applicable),  and all agreements relating to intellectual property, technology, know-how, processes or web site development and hosting (including, but not limited to, all agreements covering application software and/or operating system software) that Seller is licensed or authorized to use by others, or which it licenses or authorizes others to use, all of which are used in or related to the Business.

         (43) "Inventory" - To the extent relating to the Business, all inventory, supplies, materials, parts, and goods in progress, whether owned by Seller or ordered in the ordinary course but not yet received by Seller at the Closing, including, without limitation, (i) all crop inputs sold or provided in relation to the Agronomy Business, both wholesale and retail, dry and liquid fertilizers, lime, bulk and packaged herbicides, packaged insecticides, packaged fungicides, and seed treatment products, seeds, dry and liquid specialty turf fertilizer products, combination products (herbicides or insecticides with fertilizer), ice melt materials, sprayer parts and equipment, and (ii) all vegetable, farm, and turf seeds sold or provided through Seller relating to the Seedway Business.

         (44) "IRS" - The  Internal  Revenue  Service  or   a  successor  agency
performing similar functions.

         (45) "ISRA" - The New Jersey Industrial Site Recovery Act.

         (46) "Knowledge" - An individual will be deemed to have "Knowledge" of a particular fact or matter if the individual is actually aware of the fact or matter. Any Person other than an individual shall be deemed to have "Knowledge" of a particular fact or matter if any individual serving as an officer, director or management personnel at any facility (or in any similar capacity) of such Person has Knowledge of the fact or matter or a reasonable Person in a similar capacity would have knowledge of the fact or matter.

         (47) "Latest Financial Statements" shall have  the same meaning  as  in
Section 5.4 of this Agreement.

         (48) "Lease" - A Contract for the lease of Leased Real Property by Seller.

         (49) "Leased Real Property" - The Real Property leased by Seller.

         (50) "Legal Requirement" - Any United States federal, state or local statute, law, ordinance, or regulation as in effect on the date of this Agreement.

         (51) "Liabilities" - Any debts, obligations, duties or liabilities of any nature, whether known or unknown, and whether accrued, contingent or otherwise.

         (52) "Licenses" - All licenses, permits, and registrations issued by Governmental Bodies required in the ownership or operation of the Business.

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         (53) "Material  Adverse  Effect" or  "Material  Adverse  Change" -  Any
change or effect with respect to Seller's Business which is materially adverse, taken as a whole, to either the Agronomy Business or the Seedway Business or their respective operations or the Acquired Assets.

         (54) "Multiemployer Plan" shall have the same meaning as set forth in ERISA ss. 3(37)(A).

         (55) "Notes Receivable" - Promissory notes payable to Seller made by customers of Seller relating to the Business listed in Schedule 3.3(h) of this
                                                         ---------------
Agreement.

         (56) "Order"  - Any  award,  decision,  injunction,  judgment,   order,
ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body.

         (57) "Owned  Real  Property"  - The Real  Property  owned  by   Seller,
including, without limitation, the Special Lease Properties.

         (58) `Permitted Encumbrances" shall have the same meaning as in Section
5.3 of this Agreement.

         (59) `Person"  -  Any  individual,  corporation,  general  or   limited
partnership,   limited  liability  company,   joint  venture,   estate,   trust,
association, organization, or other entity or Governmental Body.

         (60) "Phase I" shall have the same meaning as in Section 10.1(a) of this Agreement.

         (61) `Phase II" shall have the same meaning as in Section 10.1(a) of this Agreement.

         (62) "Preclosing Period" - any  taxable  period, or   portion  thereof,
ending on or before the Closing Date.

         (63) "Prepaid Expenses" - All prepaid expenses relating to the Business prepaid in the ordinary course (excluding any item to be prorated in accordance with Section 12.3) and recorded as an asset on the June 30, 2002 audited balance sheet of Seller or prepaid in the ordinary course of business after such date but prior to the Closing Date; provided such prepaid expenses prepaid after June 30, 2002 that are not within the Seller's ordinary course of business shall not be paid without the prior approval of Buyer.

         (64) "Proceeding" - Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         (65) "Purchase Price" shall have the same meaning as in Section 3.1 of this Agreement.

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         (66) "Real Property" - All real property, whether owned or leased, used in full or in part by Seller in the operation of the Business, including, without limitation, fee simple interests in 45 parcels of real property and leasehold interests in 15 parcels of real property, together with all easements, rights and appurtenances pertaining thereto, including all buildings, fixtures and improvements.

         (67) "Rejected Asset" shall have the same meaning as in Section 2.2 of this Agreement.

         (68) "Rejected Environmental Property" shall have the same meaning as in Article 9.3 of this Agreement

         (69) "Relevant Employees" means all persons who are employees of Seller working full or part-time in the Business on the date of this Agreement.

         (70) "Representative" - With respect to a particular Person shall include any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         (71) "Retained Employees" shall have the same meaning as in Section 8.1 of this Agreement.

         (72) "Retained Liabilities" shall have the same meaning as  in  Section
2.4 of this Agreement

         (73) "Seedway Business" - All of Seller's current business operations relating to the supply of vegetable, farm and turf seeds and crop protection products in the Applicable Jurisdictions.

         (74) "Seller Environmental Escrow" shall have the  same  meaning as  in
Section 9.5 of this Agreement.

         (75) "Special Lease Properties" shall  have  the  same  meaning  as  in
Section 7.8 of this Agreement.

         (76) "Tax" - Any tax of any kind, levy, assessment, tariff, customs, duty, impost, charge or fee, including, without limitation, income, gross receipts, franchise, ad valorem, value added, excise, real or personal property, asset, sales, use, franchise, environmental (including taxes under Code Section
59A), transfer, registration, alternative or add-on minimum, license, payroll, transaction, capital, net worth, withholding, estimated, social security, utility, workers' compensation, severance, production, unemployment compensation, disability, occupation, premium, windfall profits, transfer and gains tax or other tax or similar governmental charge or assessment of any kind imposed, assessed or collected by or under the authority of any Governmental Body, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         (77) "Tax Benefit" - With respect to Damages, the amount of actual and reasonably anticipated Tax savings realized by the party entitled to receive indemnification for such Damages.

         (78) "Tax Return" - Any return, report, statement, declaration, estimate, form or other document (including any related or supporting information) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, reporting, or payment of any Tax.

         (79) "Throughput Property" shall have the same meaning as in Section 9.1(d) of this Agreement.

         (80) "Title Company" - Land America Title Insurance Company.

         (81) "Trade Payables" - All trade accounts payable relating to the Business or the Acquired Assets.

         (82) "Transfer Taxes" - All sales, transfer, recording, ad valorem, privilege, documentary, registration, conveyance, excise, license, gains, stamps, duties or similar Taxes, including any interest, penalties, or additions to Tax related thereto.

         1.2  GENERAL PROVISIONS. Unless expressly provided  otherwise  in  this
              ------------------
Agreement, or unless the context requires. otherwise:

              (a) All accounting terms used in this Agreement shall have the meanings or interpretation given to them in accordance with GAAP, as the context may require;

              (b) The singular shall mean the plural, the plural shall mean the singular, and the use of any gender shall include all genders; and all references to any particular party defined herein shall be deemed to refer to each and every Person defined herein as such party individually, and to all of them, collectively, jointly and severally, as though each were named wherever the applicable defined term is used;

              (c) All references to "this Agreement" shall include the Exhibits and Schedules as well as the body of this Agreement;

              (d) All references to time shall mean Eastern Standard Time or Eastern Daylight Saving Time, as then in effect and

              (e) All references to sections, subsections, paragraphs or other provisions of any Legal Requirement that consists of a law, ordinance, regulation or statute shall be deemed to include successor, amended, renumbered and replacement provisions thereof.

                                    ARTICLE 2

             SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES
             ------------------------------------------------------

         2.1  ASSETS  TO BE  ACQUIRED.  Subject  to  the  terms  and  conditions
              -----------------------
contained in this Agreement, on the Closing Date and other than assets that on the date hereof are, or subsequently become included within the definition of Excluded Assets set forth in Section 2.2 below, Seller shall sell, convey, assign, transfer and deliver to Buyer (or its designee) all assets relating to the Business (the "Acquired Assets") all assets listed in the Schedules in
Article 5 below, and including the following:

              (a) The Owned Real Property set forth in Schedule 5.12(a) attached
                                                       -------- ------
to and incorporated into this Agreement;

              (b) All personal property used in the Business, including, without limitation, the following:

                  (i)   the merchantable Inventory;

                  (ii)  the Equipment owned by Seller;

                  (iii) the Intellectual Property  set  forth  in  Schedule 5.21
                                                                   -------- ----
attached to and incorporated into this Agreement;

                  (iv)  Customer Lists and Business Records; -

                  (v) the Accounts Receivable, subject to the obligations set forth in Section 3.3(c);

                  (vi) the Licenses, but only to the extent these Licenses are transferable; and

                  (vii) the Prepaid Expenses.

              (c) All of Seller's right, title and interest under the Contracts set forth in Schedule 5.11 attached to and incorporated into this Agreement,
             --------------
and

              (d) All equity and debt securities owned by Seller and issued by CFI, and Allied Seed.

         2.2  EXCLUDED ASSETS.  The Acquired Assets shall not include any of the
              ---------------
following (collectively, the "Excluded Assets"):

              (a) all cash, cash equivalents, Notes Receivable, bank deposits, any Tax refund or Tax credit (or right to claim such a Tax refund or Tax credit) relating to the Business or Sellers' ownership of CFI or Allied Seed for any period ending on or prior to the Closing Date;

              (b) all rebates from chemical companies and other suppliers earned by Seller for periods ending on or prior to the Closing Date;

              (c) Real Property determined to be Rejected Environmental Property pursuant to Article 9 below;

              (d) all equity and debt securities owned by Seller and issued by Independent Applicators, Inc., a Delaware corporation or any other entity other than CFI and Affied Seed;

              (e) assets specifically listed in Schedule 2.2(e)
                                                ---------------

              (f) Except for the rights granted to Buyer in the license agreement, the form of which is attached hereto as Exhibit A, all rights to the
                                                    ---------
name and trademark "AGWAY" and any and all derivations thereof.

              (g) all policies of insurance and surety bonds; and

              (h) any of Seller's property, real or personal, other than the Acquired Assets;

         Notwithstanding anything to the contrary contained in this Agreement, Buyer may elect not to acquire a Rejected Environmental Property as provided in
Section 9.3 of this Agreement Upon identifying a parcel of real property as a Rejected Environmental Property, Buyer shall have the option (but not the obligation) not to acquire any other asset specifically related to the Rejected Environmental Property, including, but not limited to, a Contract specifically related, to the Rejected Environmental Property (hereinafter referred to as a "Rejected Asset"). Buyer shall notify Seller of any Rejected Environmental Property and any Rejected Asset as soon as practicable but in no event later than (3) business days prior to Closing. Buyer acknowledges and agrees that the Purchase Price (as defined in Section 3.1 below) shall not be adjusted or reduced on account of the existence of any Rejected Environmental Property or any Rejected Asset. For a period of 120 days after the Closing Date, Buyer shall have the right (but not the obligation) to remove any personal property located at any Rejected Environmental Property which personal property shall continue to be deemed an Acquired Asset and Buyer shall assume all Contracts associated with such personal property. At the Closing, Schedule 2.2(e) shall be amended to
                                            --------  ------
reflect any assets that become Rejected Assets pursuant to this paragraph after the date of this Agreement.

         2.3  ASSUMED OBLIGATIONS. At the Closing, Buyer shall  assume  each  of
              -------------------
 the following obligations:

              (a) all obligations accruing for all periods from and after the Closing under the Assumed Contracts;

              (b) all Trade Payables relating to Inventory ordered by Seller in the ordinary course of business prior to the Closing and delivered to Buyer after the Closing;

              (c) the Trade Payable owed by Seller to CFI;

              (d) subject to the conditions and limitations set forth in Section
9.4 of this Agreement, the completion of the environmental remediation to be performed by Buyer pursuant to Section 9.4 of this Agreement and, subject to the conditions and limitations set forth in Section 9.5 of this Agreement, the completion of the environmental remediation to be performed by Buyer pursuant to
Section 9.5 of this Agreement;

              (e) all environmental and other Liabilities for events caused by Buyer and occurring after the Closing relating to the Business, the Acquired Assets, the Owned Real Property, the Leased Property and/or the Throughput Properties acquired by Buyer at Closing;

              (f) all  Customer  Credit  Balances  set forth on Schedule 5.9(b);
and

              (g) all other debts, obligations and Liabilities specifically assumed by Buyer under this Agreement.

         Other than the specific items set forth in subparagraphs (a) - (g) above, Buyer shall not assume or be liable for any debts, Liabilities or obligations of Seller of any kind or nature, whether accrued or unaccrued, absolute or contingent, known or unknown; and Seller shall remain responsible for all debts, Liabilities and obligations of Seller other than the specific items set forth above in subparagraphs (a) - (g) above.

         2.4  RETAINED LIABILITIES.
              --------------------

                   Subject  to the  limitations  and  conditions  set  forth  in
Article 11 of this Agreement, Seller shall continue to be solely responsible for all obligations of Seller relating to the Business and the Acquired Assets other than the obligations assumed by Buyer pursuant to Section 2.3 above, including, without limitation, the following (collectively, the "Retained Liabilities"):

                  (i) obligations and Liabilities relating to Seller's ownership or operation of the Business and the Acquired Assets prior to the Closing;

                  (ii) all Liabilities of Seller under all of Seller's Employee Benefit Plans (including any severance obligations under any such Employee Benefit Plans) and any other Liabilities relating to the Retained Employees which accrued prior to the Closing Date;

                   (iii) all Liabilities relating to all Relevant Employees (including, without limitation any WARN ACT liability for terminations occurring on or prior to the Closing) other than those specific Liabilities relating to the Retained Employees which Buyer has specifically assumed under this Agreement; and

                   (iv) all environmental and other Liabilities for events occurring prior to the Closing relating to the Owned Real Property, the Leased Real Property and/or the Throughput Properties for which Seller is responsible.

                                    ARTICLE 3

                                 PURCHASE PRICE
                                 --------------

         3.1  PURCHASE PRICE.  Subject to adjustments  and prorations determined
              --------------
pursuant to Section 3.3, 3.4, and 3.6 of this Agreement, the Purchase Price for Seller's Acquired Assets shall be $12,800,000, minus (I) the amount of the CFI Trade Payable assumed pursuant to Section 2.3(c), and (ii) the Customer Credit Balances, plus the following amounts:

              (a) Fifty percent (50%) of the amount of the Accounts Receivable and financing charges relating to the Accounts Receivable (hereafter referred to as the "Accounts Receivable Payment Amount");

              (b)  The  value  of  the  merchantable  Inventory  as   determined
pursuant to Section 3.4; and

              (c)  The amount of Prepaid  Expenses  as  determined  pursuant  to
Section 3.5 and prorated as of the Closing.

         3.2  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall  be  paid  by
              -------------------------
Buyer to Seller at Closing in immediately available U.S. funds by wire transfer pursuant to the following wire transfer instructions:

                           JPMorgan Chase Bank
                           New York, New York
                           ABA #021 000 021
                           Credit: Agway, Inc.
                           Account Number: 024-1-063700

         3.3  TREATMENT OF ACCOUNTS RECEIVABLE.
              --------------------------------

              (a) Within forty-five (45) days of the Closing, Seller and Buyer shall reconcile any inconsistencies between the scheduled Accounts Receivable at Closing and actual Accounts Receivable. Promptly upon completion of such reconciliation, appropriate adjusting payments shall be made, if necessary, by Seller or Buyer as appropriate.

              (b) In addition to the amount set forth in Section 3.1(a) above, during the six-month period commencing on the Closing Date and ending on the six-month anniversary of the Closing Date, Buyer shall pay to Seller all amounts received by Buyer as payment of the Accounts Receivable transferred hereunder to the extent that the aggregate amount received by Buyer as payment of the Accounts Receivable ~4 the amount of the Customer Credit Balances which have been credited against the Accounts Receivable (the "Credited Customer Balance Amount") exceed the Accounts Receivable Payment Amount paid by Buyer pursuant to Section 3.1(a) above (as adjusted pursuant to Section 3.3(a) above) and less any service fee accrued pursuant to Section 3.3(d) below. Such amounts shall be paid to Seller as soon as practicable upon receipt by Buyer.

              (c) At the six-month anniversary of the Closing Date, Seller shall pay to Buyer the amount, if any, by which the sum of(i) the Accounts Receivable Payment Amount exceeds the aggregate amount collected and/or received by Buyer as payment of the Accounts Receivable and the Credited Customer Balance Amount during such six-month period (the "Deficiency Amount"). Upon Buyers receipt of such amount, or if no such amount is owed, Buyer shall transfer to Seller all unpaid Accounts Receivable which had been transferred to Buyer hereunder.

              (d) As Buyer collects the amounts owed from customers on the Accounts Receivable, including the Finance Charges, Buyer will apply all such amounts collected and the Credited Customer Balance Amount to reimburse itself and reduce the Accounts Receivable Payment Amount. Pursuant to Section 3.3(i), Buyer shall advise the Seller each month of the amount of the Account Receivable Payment Amount which Buyer has not yet been reimbursed after deducting the Credited Customer Balance Amounts (hereafter referred to as the "Unpaid Accounts Receivable Payment Amount"). Seller shall pay to Buyer, as a service fee, an amount equal to 0.75% of the average monthly balance of the Unpaid Accounts Receivable Payment Amount transferred hereunder calculated as the average between the opening balance and the closing balance of the Unpaid Accounts Receivable Payment Amount each month. Seller shall pay such service fee to Buyer within ten days of notification from Buyer to Seller of such average balance amount.

              (e) Except as otherwise provided herein, all monies received by either Party which, under the terms of this Agreement, belong to the other party, shall be received in trust by the Party receiving such funds for the benefit of the other Party, and shall promptly upon receipt be paid over to the other Party. Buyer and Seller agree, in this regard, to cooperate fully and to execute and deliver as expeditiously as possible such papers, checks and documents as are needed immediately to complete the transfer of such payments. Effective as of the Closing, each Party hereby grants the other Party power of attorney to endorse checks received from customers as payment of Accounts Receivable with such amounts to be applied as set forth in this paragraph.

              (f) Buyer shall continue to accrue Finance Charges on the Accounts Receivable after Closing through the six-month anniversary of the Closing, and shall not waive or forgive such Finance Charges during such period without the written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

              (g) For so long as Buyer retains title to the Accounts Receivable, Buyer shall pursue the collection of the Accounts Receivable and Finance Charges using commercially reasonable practices consistent with Buyer's standard practices; provided, Buyer shall have no obligation to initiate any legal proceedings in relation to such collection. Within five (5) business days following the Closing, Seller shall advise all customers in a writing approved by Seller and Buyer that (i) Buyer owns the Accounts Receivable and Finance
Charges, (ii) is required to collect the Accounts Receivable and Finance Charges, and (iii) must apply all payments made by the customer to Buyer first to the Accounts Receivable before applying any payments made by the customer to Buyer to accounts receivable owed to Buyer arising out of the sale of products or services by Buyer to the customer after the Closing.

              (h) With respect to any Person which owes Seller any money under the Notes Receivable listed on Schedule 3.3(h). Buyer hereby agrees that
                                      ---------------
it will not issue any credit to such Person until such Person has paid Seller in full all amounts due to Seller under the Notes Receivable (the amount of which is set forth on such Schedule 3.3(h)). If Buyer receives any money from a Person
                     ----------------
who owes Seller money under a Note Receivable other than money received by Buyer as payment for products or services provided by Buyer, on a cash on delivery basis, Buyer shall promptly pay Seller all such amounts received. Seller will provide monthly updates showing amounts paid on such Notes Receivable.

              (i) Commencing 30 days after the Closing and ending on the six-month anniversary of the Closing, Buyer shall provide Seller with a monthly accounting of(A) all payments received from Persons which are indebted under the Accounts Receivable and the Notes Receivable, (B) the amounts which Buyer has applied against the Accounts Receivable Payment Amount, including, but not limited to, the credited Customer Credit Balance Amount, and (C) the Unpaid Accounts Receivable Payment Amount. On or before the seven-month anniversary of the Closing, Buyer shall provide a final accounting of all monies received by Buyer on the Accounts Receivable and all of the credited Customer Credit Balance Amounts during the six-month period following Closing.

              (j) Prior to the six-month anniversary of the Closing, if a Party receives payment from a customer who is indebted to Buyer both on an Account Receivable and an account receivable accrued after the Closing, the amounts received shall be applied to the particular invoice or account liability, if any, referenced by the customer in connection with the making of the payment or, in the absence of any such reference, or any directions from such customer or other clear indication, first to the Accounts Receivable. Buyer, its agents, and employees shall refrain from subverting in any way the payment priority in favor of Seller set forth in this Section 3.3. In addition, if a customer (i) directs that a Customer Credit Balance be deducted from an Account Receivable, (ii) refers to a Customer Credit Balance and pays an amount less than the amount owed, or (iii) provides any direction or other clear indication That the customer desires to offset the Customer Credit Balance (or any portion thereof) against the Account Receivable, then such amounts shall be deemed to be a Credited Customer Balance Amount and either deducted from the Accounts Receivable Payment Amount or paid to Seller, as the case may be, as provided in Section 3.3(c).

              (k) On and after the six-month anniversary of the Closing, provided notice has been mailed to the customer stating that the unpaid Accounts Receivable have been transferred back to Seller and provided that Buyer has, in fact, transferred the unpaid Accounts Receivable to Seller, if a Party receives payment from a customer who is indebted both to Seller on a Note Receivable or an Account Receivable returned to Seller pursuant to Section 3.3(c) of this Agreement, and to Buyer on an account receivable, the amounts received shall be applied to the particular invoice or account liability, if any, referenced by the customer in connection with the making of the payment or, in the absence of any such reference or other clear identification, first to the oldest invoice or account liability in which such Person is indebted to such Party receiving such payment. Moreover, if a customer subsequently credits a Customer Credit Balance against an Account Receivable returned to Seller, Seller shall provide Buyer with documentation showing that such credit was taken and Buyer shall promptly pay to Seller the amount credited against the Account Receivable.

              (m) To secure Buyer's obligations under this Section 3.3, Buyer and Seller shall execute a security agreement under which Buyer shall grant to Seller a security interest in and to the Accounts Receivable. As a condition precedent to Closing, Seller and Buyer's lender(s) which holds or will hold a security interest in the Accounts Receivable (the "Lender") shall execute an intercreditor agreement under which the Lender shall agree that, upon the payment of the Account Receivable Payment Amount, or, if applicable, the Deficiency Amount, Lender's security interest in the Accounts Receivable shall terminate and the Lender or Seller shall file UCC-3 termination statements relating to the Accounts Receivable. Under the Intercreditor Agreement, Lender shall agree that, upon the payment of the amounts set forth in the preceding sentence, Lender's security interest in the Accounts Receivable automatically terminates and Buyer is obligated to convey to Seller the Accounts Receivable free and clear of Lender's security interests.

         3.4  INVENTORY  VALUATION;  POST-VALUATION  PROCEDURES.  On the  fifth,
              -------------------------------------------------
fourth and third business days preceding the Closing Date, representatives of Seller and Buyer shall conduct a physical count of the Inventory for the purpose of determining the quantities and merchantability of the Inventory. Buyer shall not be required to purchase any Inventory which Buyer and Seller determine in good faith not to be merchantable Inventory. Not later than 5:00 pm on the seventh business day preceding-the Closing Date, Seller shall deliver to Buyer an itemized report indicating Seller's determination of the value of the Inventory valued by product at the lower of Seller's wholesale acquisition prices and the then wholesale market prices for such product of Inventory. Not later than 5:00 pm on the business day preceding Closing, Buyer may challenge individual categories on such report and Seller and Buyer shall work in good faith to agree on the valuation of each product of Inventory and the amount of merchantable Inventory prior to Closing. If Seller and Buyer are unable to so agree, Buyer shall pay at Closing only 90% of the value (using Seller's determination) of challenged categories of Inventory and the amount of merchantable Inventory. Within ten (10) business days following the Closing, Seller and Buyer shall agree in good faith as to the value of such challenged product of Inventory. The amount of the merchantable Inventory and the appropriate payments reconciling the actual amounts due to the 90% estimated payment shall be promptly made thereafter.

         The Parties acknowledge that pursuant to the preceding paragraph Inventory valuations and amounts will be determined in advance of the Closing.

         For the period following such physical inventory counts to the Closing,
(i) payment for new Inventory purchased by Seller shall be paid by Buyer and such Inventory shall be transferred to Buyer hereunder and (ii) invoices for Inventory sold shall be invoiced by Buyer after the Closing Date.

         3.5  PREPAID EXPENSES DETERMINATION. On the business day  preceding the
              ------------------------------
Closing Date, representatives of Seller and Buyer shall attempt to make a good faith agreement as to the amount of the Prepaid Expenses derived from the books and records of Seller. At the Closing such amount shall be prorated to the date of the Closing, and Buyer will pay to Seller such prorated amount.

         3.6  REAL ESTATE  CLOSING  ADJUSTMENTS.  The  Purchase  Price  shall be
              ---------------------------------
adjusted to reflect amounts to be paid by Seller or Buyer in relation to the Real Property as set forth in Article 12 below.

                                    ARTICLE 4

                                     CLOSING
                                     -------

         4.1  CLOSING. Unless otherwise agreed, the Closing will  take place  at
              -------
the offices of Bond, Schoeneck & King, PLLC in Syracuse, New York at 10:00 am.on the Closing Date.

         4.2  CLOSING DELIVERIES. At the Closing:

         (a) Seller will deliver, or cause to be delivered, to Buyer the following documents executed by Seller as appropriate:

                     (i) recordable special warranty deed (which in certain jurisdictions is also known as a bargain and sale deed with lien against grantor's acts) in form and substance acceptable to Buyer so as to convey insurable title to the Owned Real Property (other than .the Special Lease Properties) to Buyer free and clear of all Encumbrances except Permitted Encumbrances;

                     (ii) assignments, bills of sale and other instruments (including certificates of title, as applicable) in form and substance acceptable to Buyer sufficient to transfer title to the other Acquired Assets, (other than the Real Property and the Contracts) free and clear of all Encumbrances;

                     (iii) an assignment and assumption agreement in form and substance acceptable to the Parties with respect to the Contracts;

                     (iv) Stock certificates, duly endorsed for transfer, for all of Seller's equity interest in CFI free and clear of all Encumbrances except as set forth in CFI's certificate of incorporation, by-laws, and shareholder's agreement (if any); provided, no such Encumbrances shall in any manner restrict, invalidate or condition the transactions contemplated herein;

                     (v) an assignment in form and substance acceptable to Buyer sufficient to transfer Seller's membership interest in Allied Seed free and clear of all Encumbrances except as set forth in Allied Seed's certificate of organization and operating agreement; provided, no such Encumbrances shall in any manner restrict, invalidate or condition the transactions contemplated herein;

                     (vi) a secretary's certificate from Seller certifying Seller's certificate of incorporation, bylaws, copies of resolutions duly adopted by the board of directors of Seller approving the execution and delivery of this Agreement and the closing of the transactions contemplated hereunder and the incumbency of the officers of Seller executing any document to be delivered pursuant to this Agreement;

                     (vii) search results of the state and public records of each county listed on Schedule 5.3(b) confirming the absence of any
                                --------  ------
          Encumbrance, judgment, pending litigation, tax liens and bankruptcy proceedings which affect or could affect Seller's ability to close the transactions contemplated hereunder or the Acquired Assets or the Business other than Permitted Encumbrances;

                     (viii) a license agreement executed by Seller in the form attached hereto as Exhibit A;
                   ------- -

                     (ix) lease agreements executed by Seller in the form attached hereto as Exhibit B relating to the Special Lease Properties;
                   ------- -

                     (x) an environmental escrow agreement executed by Seller in the form attached hereto as Exhibit C relating to the East Berlin Property;
                               ------- -

                     (xi)   a   closing  certificate  executed   by  Seller   in
substantially the form attached as Exhibit D;
                                   ----------

                     (xii) an opinion letter of Bond, Schoeneck & King, PLLC, counsel to Seller, in the form attached as Exhibit E;
                                           ----------

                     (xiii) letters from the New Jersey Department of Environmental Protection confirming that the transfer of the Owned Real Property located in New Jersey. is not subject to ISRA or documentation that Seller is taking all necessary steps to comply with ISRA;

                     (xiv) all other certificates, instruments and documents necessary or appropriate to consummate the transactions contemplated in this Agreement reasonably requested by Buyer or the Title Company; and

                     (xv) five-year lease agreements executed by Seller and Buyer in the form attached as Exhibit I, under which Buyer shall lease to Seller a portion of the real property located in Newville, Pennsylvania and Knowlesville, New York.

              (b) Buyer  will  deliver, or cause to be delivered, to Seller:

                     (i) the Purchase Price payable in the manner described in Section 3.2;

                     (ii) a secretary's certificate from Buyer certifying Buyer's certificate of incorporation, bylaws, copies of resolutions duly adopted by the board of directors of Buyer approving the execution and delivery of this Agreement and the closing of the transactions contemplated hereunder and the incumbency of the officers of Buyer executing any document to be delivered pursuant to this Agreement;

                     (iii) the assignment and assumption agreement with respect to the Contracts;

                     (iv) a license agreement executed by Buyer in the form attached hereto as Exhibit A;
                           ---------

                     (v) lease agreements executed by Buyer in the form attached hereto as Exhibit B relating to the Special Lease Properties;
                           ---------
                     (vi) an environmental escrow agreement executed by Buyer in the form attached hereto as Exhibit C relating to the East Berlin
                                         ---------
        Property;

                     (vii)  a   Closing   Certificate  executed   by   Buyer  in
         substantially the form attached as Exhibit F;
                                            ---------

                     (viii) opinion letter of Wildman, Harrold, Allen & Dixon, counsel to Buyer, in the form attached as Exhibit G;
                                                   ---------

                     (ix) all other certificates, instruments and documents necessary or appropriate to consummate the transactions contemplated in this Agreement or reasonably requested by Seller or the Title Company; and

                     (x)    five-year  lease  agreements  executed by Seller and
         Buyer in the form  attached as Exhibit I. under which Buyer shall lease
                                        ---------
         to  Seller  a  portion  of  the  real  property  located  in  Newville,
         Pennsylvania and Knowlesville, New York.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Except as set forth on the Disclosure Schedules attached hereto specifically identifying the subparagraph of this Article 5 to which each such exception relates, Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

         5.1  ORGANIZATION; GOOD STANDING.
              ---------------------------

              (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power to (i) enter into and perform its obligations under this Agreement, (ii) conduct the Business as it is now being conducted, (iii) own the Acquired Assets, (iv) perform its obligations under all material Contracts, and
(v) execute, deliver and perform its obligations under this Agreement.

              (b) Seller is duly qualified and authorized to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction where the nature of its Business or its ownership and use of the Acquired Assets makes qualification necessary, except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect or result in a filing fee with such jurisdiction in excess of $10,000.

              (c)   Except as  set  forth  in  Schedule  5.1(c).  Seller  has no
                                               ----------------
subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity which conducts or operates a business similar to or relating to the Business. Except as set forth in Schedule 5.1(c). Seller is not
                                                  ---------------
a participant in any joint venture, partnership or similar arrangement in any way relating to the Acquired Assets or the Business.

         5.2  AUTHORITY; NO CONFLICT.
              -----------------------

              (a) All corporate action on the part of Seller, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, each of the documents to be delivered by Seller hereunder and the performance of Seller's obligations hereunder have been or will be taken prior to the Closing. This Agreement and each of the documents to be delivered by Seller hereunder constitute the legal, valid, and binding obligations of Seller, and are enforceable against Seller in accordance with their respective terms.

              (b) The consummation of the transactions contemplated by this Agreement will not, directly or indirectly:

                    (1)    contravene  any   provision  of  the  Certificate  of
         Incorporation or Bylaws or other organizational documents of Seller;

                    (ii) subject to the receipt of all necessary Consents or an order of the United States Bankruptcy Court, Northern District of New York (the "Bankruptcy Court") authorizing Seller to assume and assign such License or Governmental Authorization, which Seller shall deliver to Buyer at Closing, contravene, conflict with, or result in a material violation of any existing License or other Governmental Authorization held by Seller, or give any Governmental Body or other Person the right to challenge this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller is subject, or give any Governmental Body the right to revoke, withdraw, suspend or terminate any License or Governmental Authorization held by Seller; or

                    (iii) subject to the receipt of any required Consents or an order of the Bankruptcy Court authorizing Seller to assume and assign the Contracts upon Seller's prompt cure of any defaults thereunder and, if permitted by law, the Licenses, which Seller shall deliver at Closing, violate, be in conflict with, result in any right of termination or cancellation or constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity or effectiveness of any agreement, contract, lease, license, permit, indenture, loan agreement or, mortgage which pertains to the Acquired Assets or the Business and which is applicable to Seller; provided, however, the failure of Seller to obtain the requisite consents from the CFI Board of Directors (and the members of CFI, if necessary) consenting to Seller's transfer to Buyer of Seller's equity interest in CFI shall not be deemed a breach of this Agreement but shall instead be merely a failure to satisfy a condition to closing as contemplated in Section 10.1(i) below.

         5.3  TITLE TO PROPERTIES; SUFFICIENCY; LOCATION OF ASSETS.
              ----------------------------------------------------

              (a) Seller has good and marketable title to all of the Acquired Assets, real, personal and mixed, free and clear of all Encumbrances, except for those listed in Schedule 5.3(a) (collectively, the "Permitted Encumbrances"), and except for the lien in favor of Seller's lenders also listed on Schedule 5.3(a), which lien shall be released as of Closing.
   ---------------

              (b) Schedule 5.3(b) lists each state, county and town, city or village in which any Acquired Assets are located.

              (c) Upon consummation of the transactions contemplated hereby, Buyer shall receive good, valid, and marketable title to the Acquired Assets, and will be entitled to, subject to the receipt of all appropriate Consents which Seller shall deliver at Closing, use as lessee all leased assets.

         5.4  FINANCIAL INFORMATION.  Attached  hereto  is Schedule 5.4  are the
              ---------------------                        ------------
following financial statements relating to the Business (collectively, the "Financial Statements"):

              (a) the audited balance sheets of Seller as of June 30, 2002, and the related statements of income and cash flows (or the equivalent) for the 12 month period then ended;

              (b) the unaudited balance sheet of Seller as of August 31, 2002, and the related statements of income and cash flows (or the equivalent) for the two-month period then ended; and

               c) the unaudited month-end balance sheet of Seller as of a date not more than forty-five (45) days prior to the Closing Date and the related statements of income and cash flows (or the equivalent) for the period then ended (the "Latest Financial Statements"), which Latest Financial Statements shall be attached hereto and included in Schedule 5.4.
                                                    ------------

The Financial Statements are true, correct and complete and fairly present the financial condition and results of operations of Seller as of the dates and for the periods indicated and have been prepared in accordance with GAAP on a consistent basis. Seller has no material liability or obligation, whether absolute, contingent or otherwise as of the respective dates of the Financial Statements required to be recorded, reflected or disclosed thereon or therein which was not so recorded, reflected or disclosed. The accounts receivable shown on the Latest Financial Statements and all accounts receivable reflected on Seller's books and records that have arisen subsequent to the date of the Latest Financial Statements have been collected or are owed in the amount shown on such Latest Financial Statements or such books and records (less the allowance in the aggregate for doubtful accounts shown thereon or in such books and records) and, to Seller `s Knowledge, such accounts receivable are not subject to any offsets or defenses (whether or not meritorious).

Except as set forth in the Latest Financial Statements, Seller has no liabilities or obligations, absolute or contingent, choate or inchoate, known or unknown, except (i) liabilities and obligations incurred in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP.

         5.5  INVENTORY.  Schedule 5.5 contains a true,  complete,  and accurate
              ---------   ------------
list of  Inventory  as of August  31,2002.  Schedule 5.5 will be modified at the
                                            ------------
Closing in accordance with the provisions of Section 3.4 above to reflect all changes in Inventory after the date of this Agreement through the date contemplated in Section 3.4 above; provided, however, such final Schedule 5.5
                                                                    ------------
shall be agreed upon and initialed by Seller and Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 below and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement.

         5.6  EQUIPMENT.   Schedule 5.6 contains a true, complete, and  accurate
              ---------    ------------
list of all Equipment used in the Business as of August 31, 2002 and indicating whether such Equipment is owned or leased and indicating where such Equipment is located. Schedule 5.6 will be modified at the Closing to reflect all changes in
          ------------
Schedule 5.6 after the date of this  Agreement  through the  Closing;  provided,
------------
however,  such final  Schedule 5.6 shall be agreed upon and  initialed by Seller
                      ------------
and Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 below and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement. Except as expressly stated in this Section 5.6, the Equipment is being sold on an "AS IS' basis. The Equipment has been maintained in accordance with normal industry practice and is suitable for the purposes for which it presently is used.

         5.7  ACCOUNTS  RECEIVABLE.  Schedule 5.7 contains a true, complete, and
              --------------------   ------------
accurate list of Accounts Receivable as of August 31,2002.  Schedule 5.7 will be
                                                            ------------
modified at the Closing to reflect all changes in Schedule 5.7 after the date of
                                                  ------------
this Agreement through the Closing;  provided,  however, such final Schedule 5.7
                                                                    ------------
shall be agreed upon and initialed by Seller and Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 below and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement. All Accounts Receivable are reflected properly on Seller books and records and in the Latest Financial Statements. All Accounts Receivable are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Latest Financial Statements.

         5.8  LICENSES. Schedule 5.8 contains  a  true,  complete, and  accurate
              --------  ------------
list of the Licenses on the date of this Agreement, except for fertilizer blend registrations which are too numerous to number and are identified instead by category in Schedule 5.8. Schedule 5.8 will be modified at the Closing to
              -------------   -------------
reflect all changes in Schedule 5.8 after the date of this Agreement through the
                       ------------
Closing;  provided,  however,  such final  Schedule 5.8 shall be agreed upon and
                                           ------------
initialed by Seller and Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 below and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement. To the extent that such licenses are material to the Business, all such Licenses are in full force and effect except as set forth in Schedule 5.8. Seller is, as
                                                    ------------
of the date of this Agreement, and will be, as of the date of the Closing, in compliance with such Licenses and with all local, state, and federal laws (including without limitation, environmental laws and laws relating to employee health and safety) and all rules, regulations, requirements, orders, and notices of government agencies thereunder, and there are no enforcement proceedings pending or being threatened against Seller relating to the Business.

         5.9  PREPAID EXPENSES AND CUSTOMER CREDIT BALANCES.
              ---------------------------------------------

              (a)  Prepaid Expenses.  Schedule 5.9(a) contains a true, complete,
                   ----------------   ---------------
and  accurate  list  of  Prepaid Expenses as of August 31,2002.  Schedule 5.9(a)
                                                                 ---------------
will be modified at the Closing to reflect all changes in Schedule  5.9(a) alter
                                                          ----------------
the date of this Agreement through the Closing;  provided,  however,  such final
Schedule  5.9(a) shall be agreed upon and initialed by Seller and Buyer prior to
---------------
inclusion  in  this  Agreement,   any  changes  shall  be  subject  to  Seller's
representation  and  warranty  in Section  5.19 below and  Seller's  covenant in
Section 7.1 below, and such revised schedule shall indicate all changes from the
Schedule initially attached to this _Agreement.  Except as set forth on Schedule
                                                                        --------
5.9(a),all such Prepaid  Expenses are valid Prepaid  Expenses not subject to any
------
offset.

              (b)  Customer  Credit  Balances.  Schedule 5.9(b) contains a true,
                   --------------------------   --------------
complete,  and accurate list of Customer  Credit  Balances as of August 31,2002.
Schedule  5.9(b)  will be  modified  at the  Closing to reflect  all  changes in
----------------
Schedule 5.9(b) after the date of this Agreement through the Closing;  provided,
---------------
however, such final Schedule 5.9(b) shall be agreed upon and initialed by Seller
                    ---------------
and Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 below and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement. Except as set forth on
Schedule 5.9(b). all such Customer Credit Balances are valid.
---------------

         5.10 CFI AND ALLIED  SEED  MATTERS.  Schedule  5.10  contains  a  true,
              -----------------------------   --------------
complete, and accurate statement of the Trade Payable owed to CFI as of August 31,2002. Such Trade Payable is validly owed, not subject to any offset and may be freely assigned to Buyer. Schedule 5.10 will be modified at the Closing to
                               --------------
reflect all changes in Schedule  5.10 after the date of this  Agreement  through
                       --------------
the Closing;  provided,  however,  such final Schedule 5.10 shall be agreed upon
                                              -------------
and initialed by Seller and Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 below and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement. On the date of execution of this Agreement, Seller owns 252,594 patronage preferred shares and 1 common share of CFI stock and membership interest representing a 25% interest in Allied Seed.

         5.11 CONTRACTS.  Schedule 5.11 contains a complete  and  accurate  list
              ---------   -------------
and description of the Contracts including identifying the Leases, Contracts for the lease of personal property, Contracts relating to Throughput Properties and other Contracts. Except as set forth in Schedule 5.11 and except for contracts
                                          -------------
and agreements not relating to the Business or the Acquired Assets, the Contracts do not include and Seller is not a party to or bound by any written or oral:

              (a)  contract with or commitment to any labor union,

              (b) contract or commitment for the employment of any stockholder, director, officer, or employee or any other type of contract or understanding with any shareholder, director, officer, or employee that Seller cannot immediately terminate without cause, cost or other liability;

              (c) profit-sharing, bonus, stock option, pension, retirement, stock purchase, or similar plan or agreement, formal or informal, providing benefits to any current or former stockholder, director, officer, or employee;

              (d)  contract  or  commitment   of  any   other  nature  with  any
current or former stockholder, director, officer, or employee;

              (e) indenture, mortgage, promissory note, loan agreement, or other agreement-or commitment for the borrowing of money, incurrence of debt, or the use of credit;

              (f) contract or commitment continuing over a period of more than six months from the date of this Agreement for the future purchase of materials, supplies, equipment, or services involving in the aggregate more than $25,000 or for a quantity in excess of normal operating requirements;

              (g)  contract or commitment for charitable contributions;

              (h)  contract or commitment for  capital  expenditures   involving
more than $25,000 or outside of the normal course of business;

              (i) contract or commitment with any person or entity pursuant to which such person or entity would be compensated with, or otherwise entitled to receive, equity securities of Seller;

              (j)  contract   or   commitment   with  any   dealer,   sales
representative, broker, distributor, jobber, advertiser, or sales agency;

              (k)  joint   venture   contract,    partnership   agreement,
affiliation contract, or other commitment or arrangement involving a sharing of profits or expenses;

              (1) contract or commitment limiting the freedom of Seller to compete in any line of business, in any geographic area, or with any person;

              (m) contract or commitment with respect to the acquisition of the business, assets, properties, or equity securities of any other person or entity;

              (n) contract or commitment for the sale of any of its assets, property, or rights other than in the ordinary course of business;

              (o)  guaranty of the obligations of third parties;

              (p) warranty agreement with respect to its services rendered or its products sold or leased;

              (q) lease or agreement under which Seller is lessee of or holds or operates any property, real or personal, owned by any other party;

              (r) lease or agreement under which Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Seller;

              (s)  sales, distribution or franchise agreement

              (t) agreement which is not terminable by Seller upon less than 30 days notice without penalty and which involves consideration in excess of $25,000 in any twelve month period;

              (u)  assignment,  license,  indemnification  or agreement with
respect  to  any  intangible  property  (including,   without  limitation,   any
Intellectual Property); or

              (v) any other agreement which is material to the Business or involves consideration in excess of $25,000 annually.

         Except as set forth in Schedule 5.11.  including the security  interest
                                -------------
held by Seller's lender which security interest shall be released at Closing, all of the Contracts are valid and binding obligations of the parties thereto enforceable against the parties in accordance with their respective terms and conditions and, there is no breach or default of any provision of any Contract by Seller or, to Seller's Knowledge, any other party thereto. No event has occurred that with notice or the lapse of time or both, would constitute a breach or default by any party to any Contract or would cause or permit acceleration of any Contract or the creation of any Encumbrance in or upon any of the Acquired Assets Other than the Contracts, Seller is not a party to, and none of the Acquired Assets are subject to or otherwise affected by, any agreement or instrument, or any charter or other restriction, or any judgment, order, writ, injunction, decree, rule or regulation, that could or does materially and adversely affect the Acquired Assets or Business.

         Except as set  forth in  Schedule  5.11,  with  respect  to each of the
                                  --------------
Contracts identified on Schedule 5.11 as a Lease or a lease of personal property
                        -------------
(i) Seller has a valid leasehold interest in such Leased Real Property, (ii) with respect to leases of personal property, Seller has a valid interest n such personal property; provided, however, Seller does not make any representation as to whether a lease of personal property is a true lease or a security interest and (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full

         Except as set  forth in  Schedule  5.11,  no  Consent  is  required  in
                                  --------------
connection with the assignment of the Contracts.

         5.12 REAL PROPERTY.
              -------------

              (a) Schedule  5.12(a)  lists and  describes  briefly all Owned
                  -----------------
Real Property. With respect to each such parcel of Owned Real Property

                  (i) Seller has good and marketable title to each parcel of Owned Real Property, free and clear of any Encumbrance, easement,
         covenant,  or  other  restriction,   except for Permitted Encumbrances;

                  (ii)  except  as set forth in  Schedule 5.l2(a)(ii), there are
                                                 -------------------
         no pending or, to Seller's Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                  (iii) except as set forth in Schedule 5.12(a)(iii) or  on  the
                                               ---------------------
         surveys of the Real Properties,  the legal  description  set  forth  on
         Schedule  5.12(a) for each parcel  describes  such parcel  fully and
         -----------------
         adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, and, except as set forth in Schedule 5.12(a)(iii), Seller has not received a notice of
                   ----------------------
         violation of applicable setback requirements, zoning laws, and ordinances, and, except as set forth on the surveys of the Real Properties, the buildings and improvements do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and, except to the extent identified in 5.l2(a)(iii), or set forth on the surveys of the Real Properties, the property is not located within any flood plain under state law, Flood Hazard Zone A or V or a wetland designated by the U.S. Corps of Engineer subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                  (iv)  except to the extent identified in Schedule 5.12(a)(iv),
                                                           --------------------
         all improvements have received all approvals of relevant Governmental Bodies (including Licenses) required in connection with the ownership or operation thereof and are currently operated and maintained in accordance with applicable laws, rules, and regulations;

                  (v)   except to the extent identified  in  Schedule 5.12(a)(v)
                                                             -------------------
         and except for Special Leased Properties, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Real Property;

                  (vi)  except to the  extent  identified  in  Schedule
                                                               --------
         5.12(a)(vi),  there  are no  outstanding  options  or  rights  of first
         -----------
         refusal to purchase the parcel of Owned Real Property, or any portion thereof or interest therein;

                  (vii ) except as set forth in Schedule 5.12(a)(vii). there are
                                               ---------------------
         no parties (other than Seller) in possession of the parcel of Owned Real Property;

                  (viii) except as set forth in Schedule 5.l2(a)(viii). all
                                                ----------------------
         improvements located on the parcel of Owned Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer or septic system, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and, except as set forth on the surveys of the Real Properties, are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of Owned Real Property;

                  (ix) all buildings and fixtures located on the parcel of Owned Real Property are suitable for the purposes for which they are presently used; and

                  (x) except as set forth on  Schedule  5.12(a)(ix)  or  the
                                              --------------------
         surveys of the Real Properties, each parcel of Owned Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant private easement benefiting the parcel of Owned Real Property, and access to the property is provided by paved public right of way with adequate curb cuts available.

              (b)  Schedule  5.12(b) lists and describes  briefly all Leased
                   ----------------
          Real Property, including, without limitation, rents and security deposits relating to such Leased Real Property and other customary rent roll information. Seller has delivered to Buyer correct and complete copies of the leases and subleases affecting each parcel of Leased Real Property. With respect to each such lease or sublease affecting the Leased Real Property and except as set forth in Schedule
                                                                        --------
          5.12(b),  and  subject to  obtaining  the  Consent  of the  lessors or
          -------
          sublessors or an order from the Bankruptcy Court authorizing the assumption and assignment of the leases and/or subleases upon Seller's prompt cure of any defaults thereunder.

                  (i)  the  lease  or  sublease   is  legal,  valid,  binding,
         enforceable, and in full force and effect;

                  (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 4.2(a)(iii) and (b)(iii) above);

                  (iii) no party to the lease or  sublease is in breach
         or default,  and no event has occurred  which,  with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder, and all rents due and payable under such lease or sublease have been paid in full;

                  (iv) no party to the lease or sublease has granted any waiver, indulgence, extension or postponement of any obligation under such lease or sublease;

                  (v) no party to the lease or sublease has repudiated any provision thereof;

                  (vi) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (vii)   with   respect   to   each   sublease,    the
         representations  and warranties  set forth in  subsections  (i) through
         (vi) above are true and correct with respect to the underlying lease;

                  (viii)   Seller   has  not   assigned,   transferred,
         conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (ix) all facilities leased or subleased thereunder have received all approvals of relevant Governmental Bodies (including Licenses) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                  (x) all improvements leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

                  (xi) all buildings and fixtures located on the parcel of Leased Real Property are suitable for the purposes for which they are presently used;

                  (xii) Seller   has  not   executed   any   estoppel
         certificates or subordination and non-disturbance agreements (or, in each case, any similar documents) with respect to any such lease or sublease; and

                  (xiii) Except as set forth in  Schedule  5.12(xiii),
                                                 --------------------
         the owner of the property leased or subleased has good and marketable title to the parcel of Leased Real Property, free and clear of any Encumbrance, easement, covenant, or other restriction, except for Taxes not yet due and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, value, or marketability of title of the property subject thereto.

         5.13  ENVIRONMENTAL  MATTERS.  Except as set forth in Schedule 5.13, no
               ----------------------                          -------------
environmental condition exists on any parcel of Owned Real Property, Lease Real Property or Throughput Property which would violate any Environmental Laws or permit condition, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been flied or commenced alleging any such violation. Without limiting the generality of the preceding sentence, except as set forth in Schedule 5.13. Seller and its predecessors and affiliates
                       -------------
have obtained and Seller is in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required, and is in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Laws.

         Except as  identified in Schedule  5.13.  with respect to any parcel of
                                  --------------
Owned Real Property, Lease Real Property or Throughput Property, neither Seller or its affiliates nor, to Seller's Knowledge, its predecessors have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Laws.

         Except as  identified  in Schedule  5.13 no parcel of Real  Property or
                                   --------------
Equipment used in the Business exceed any cleanup objectives as set forth by a Governmental Body with jurisdiction over the such Real Property or Equipment concerning asbestos, PCB's, methylene chloride, trichloroethylene, trans-dichloroethylene, dioxins, dibenzofurans, pollutants, contaminants, petroleum products, hazardous materials, hazardous substances and Extremely Hazardous Substances (as defined in the Environmental Laws).

         Hazardous waste (as defined in the regulations promulgated under federal Resource Conservation and Recovery Act ("RCRA")) has not been treated, stored or disposed of on properties used in the Business in a manner prohibited by the Environmental Law.

         All underground storage tanks which are present at any Real Property have been properly used, closed, abandoned or otherwise handled in accordance with all laws, rules, regulations, governmental orders and directives, and professional standards applicable at the time of such use, installation, removal, closure and abandonment of the underground storage tanks. Except as set forth on Schedule 5.13, no underground storage tanks present at any Real
          --------------
Property is in violation of any applicable laws, rules, regulations, governmental orders and directives, and professional standards currently applicable to the use, installation, removal, closure or abandonment of underground storage tanks.

         Except  as  identified  in  Schedule  5.13  Seller  has taken all steps
                                     --------------
necessary, and has satisfied all conditions precedent, to cause all indemnities which are owed to Seller in connection with the environmental issues at all Real Property to be transferred to and be applicable in favor of Buyer.

         Except as  identified  in Schedule  5.13, no parcel of Real Property is
                                   --------------
classified as a treatment, storage or disposal facility pursuant to RCRA.

          5.14 TAX  MATTERS.  Seller has filed or will file prior to the Closing
               ------------
all Tax Returns required to be filed by it regarding the Business as of or prior to the Closing Date and has paid or established adequate reserves for all Taxes which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise. All such Tax Returns fairly and accurately reflect or will reflect the Taxes of Seller for the periods covered thereby. Seller is not delinquent in the payment of any Tax, there is no Tax deficiency, delinquency or lien asserted against Seller relating to the Business and there is no unpaid assessment, proposal for additional Taxes or deficiency or delinquency in the payment of any of the Taxes relating to the Business that could be asserted by any taxing authority. With respect to the Business, no IRS or other Tax audit of Seller is pending or, to Seller's Knowledge, threatened, and the results of any completed audits relating to the Business are properly reflected in the Financial Statements. With respect to the Business, no IRS or other Tax audit of Seller has occurred during the last five (5) years relating to the Business, Seller has not granted any extension to any taxing authority of the limitation period during which any Tax liability may be asserted and Seller has not committed a violation of any federal, state, local or foreign Tax laws. All monies required to be withheld by Seller from employees or other payees of the Business, including amounts attributable to tips or gratuities received by employees or collected from customers or other payees for Income Taxes, social security and unemployment insurance Taxes and sales, excise and use Taxes have been collected or withheld and either paid to the respective Governmental Bodies or set aside in accounts for such purpose.

          5.15 LITIGATION. Except as disclosed on Schedule 5.15, there is (i) no
               -----------                        -------------
pending Proceeding that has been commenced by or against Seller relating to the Business or the Acquired Assets, and~(u)~no Proceeding that challenges, or that would have-the effect of preventing or rendering illegal the performance of this Agreement; and to Seller's Knowledge, no Proceeding of the types described in
(i) or (ii) has been  threatened.  Except as set forth in Schedule 5.15, none of
                                                          -------------
such claims, actions, suits, proceedings or investigations will result in any liability or loss to the Acquired Assets or the Business which (individually or in the aggregate) is material to the Acquired Assets or the Business, and Seller has not been, and is not now, subject to any order, judgment, decree, stipulation or consent of any court, governmental body or agency affecting the Acquired Assets or the Business. To Seller's Knowledge, there is no basis for any claim or action which would, or could reasonably be expected to (individually or in the aggregate), have a material adverse effect on the Business or the Acquired Assets.

         5.16 INSURANCE.  Seller currently maintains policies of fire, liability
              ---------
and other forms of insurance with respect to its businesses and assets, including, but not limited to, the Business and Acquired Assets and such policies are listed in Schedule 5.16 which schedule indicates whether each such
                       -------------
policy is on a claims-made or occurrence basis. All of these policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid current as of the date of this Agreement and will be paid current through the Closing Date prior to Closing, and no notice of cancellation or termination has been received with respect to any such policy. Such insurance coverage is customary for corporations of similar size engaged in similar lines of business. To Seller's Knowledge, there are no claims with respect to the Business and Acquired Assets for personal injuries or property damage by reason of neglect or over-sight on the part of Seller or its agents, representatives, or employees, that might give rise to bodily or personal injury or property damage liability, other than routine claims that have arisen in the normal course of business and are adequately covered by the liability insurance. Seller has no reason to believe that it will not be able to renew such existing insurance policies as and when such coverage expires or to obtain similar coverage from similar insurers on terms and conditions, including price, consistent with the conditions in the insurance market at the time of policy renewals.

          5.17    EMPLOYEE BENEFITS.
                  -----------------

                  (a) Except as set forth on Schedule  5.17(a) of the Disclosure
                                             -----------------
Schedules, neither Seller nor any ERISA Affiliate maintains any Employee Benefit Plan covered by Title N of ERISA or any Multiemployer Plan. Neither Seller nor any ERISA Affiliate has incurred any liability under Title N of ERISA arising in connection with the termination of or complete or partial withdrawal from any Employee Benefit Plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or its affiliates. Each Employee Benefit Plan which is a defined benefit pension plan subject to Title IV of ERISA is fully funded on a projected benefit obligation basis as of the date hereof determined in accordance with Statement of Financial Standards No. 87 and using the same assumptions set forth in the June 30, 2002 Footnote Disclosure in Form 10-K to be filed with the Securities Exchange Commission.

                  (b) Schedule 5.17(b) of the Disclosure  Schedules sets forth a
                      ----------------
true and complete list of each Employee Benefit Plan.

                  (c) All Employee Benefit Plans. have been administer and are in compliance with their individual terms and with applicable law, so that Buyer shall not be subject to any Damages or Liability. There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan and neither Seller nor any of the Acquired Assets or Excluded Assets are subject to any lien under ERISA or the Code.

                  (d) All payments for contributions, premiums or benefits required under the terms of the Employee Benefit Plans, insurance policies, trusts or applicable law that are due or relate to the period prior to the Closing Date have been made or accrued on the Latest Financial Statements of the Seller.

                  (e) Seller shall be responsible for the payment of claims by Relevant Employees for benefits under the Employee Benefit Plans (including, without limitation, any welfare or severance benefits) pursuant to the terms of the Employee Benefit Plans.

                  (f) Except as set forth on Schedules 5.17(a) and 5.17(b), no Employee Benefit Plan provides benefits to current or former Relevant Employees beyond their retirement or other termination of service (other than coverage mandated by COBRA or similar state law, the cost of which is fully paid by the current or former Relevant Employee of his or her dependents). With respect to each such post-retirement welfare plan, neither Seller nor any ERISA Affiliate has incurred or will incur any liability that could become, after the Closing

Date, an obligation of Buyer or its affiliates.

                  (g) All obligations of Seller and any ERISA Affiliate with respect to Relevant Employees, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code or Part 6 of Title I of ERISA (or similar state law), including, without limitation, such obligations that may arise by virtue of the transaction contemplated by this Agreement, have been or will be timely performed.

                  (h) With respect to the Relevant Employees, all vacation pay, holiday pay, short or long-term disability, reimbursement of expenses, tuition reimbursement, commissions, compensation for absences due to jury duty and funeral leave, paid time off, wages, salaries, bonuses, sick pay, extended sick leave, insurance benefits, severance pay, or other employee benefits or reimbursements for the period through the Closing Date will be paid by Seller on or after the Closing Date in the ordinary course of business.

          5.18 LEGAL AND REGULATORY COMPLIANCE.  Except as set forth in Schedule
               -------------------------------                          --------
5.18,  Seller operates the Business in compliance  with all applicable  federal,
----
state and local statutes and all Legal Requirements and Governmental Authorizations. Except as set forth in Schedule 5.18, within the five (5) years
                                        -------------
prior to the date of this Agreement, Seller has not received any written notice of noncompliance by Seller with any applicable Legal Requirements or Governmental Authorizations relating to the Business where failure to be in compliance could reasonably be expected to have a Material Adverse Effect.

          5.19 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since June 30,2002, Seller
               -------------------------------------
has  conducted its Business in the ordinary  course and,  except as set forth in
Schedule 5.19, Seller. has not:
-------------

                  (a) suffered any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

                  (b) suffered or experienced any Material Adverse Change;

                  (c) transferred, sold, conveyed or disposed of any of its assets other than in the ordinary course of business and consistent with past practices;

                  (d) transferred, sold, conveyed or disposed of Equipment having an aggregate book value in excess of $50,000;

                  (e) encumbered any of its assets or incurred any indebtedness or other liabilities (contingent or absolute), other than unsecured debts and liabilities incurred in the ordinary course of business and consistent with past practices;

                  (f) implemented any change in any Employee Benefit Plan;

                  (g) other than in the ordinary course of business, implemented any change in compensation, fees, commissions or other benefits paid or payable to any employees of the Business; or

                  (h) entered into any contract or agreement other than in the ordinary course of business.

          5.20    EMPLOYEES AND LABOR MATTERS.
                  ---------------------------

                  (a) Schedule  5.20(a) of the  Disclosure  Schedules is a true,
                      -----------------
accurate and complete list containing the name, current position and work location, of each Relevant Employee on the date of this Agreement. Schedule
                                                                        --------
5.20(a)  will be  modified  at the  Closing to reflect  all  changes in Schedule
------                                                                  --------
5.20(a) after the date of this Agreement through the Closing; provided, however,
-------
such final  Schedule  5.20(a)  shall be agreed upon and  initialed by Seller and
            ----------------
Buyer prior to inclusion in this Agreement, any changes shall be subject to Seller's representation and warranty in Section 5.19 above and Seller's covenant in Section 7.1 below, and such revised schedule shall indicate all changes from the Schedule initially attached to this Agreement. A separate schedule listing the compensation, including incentive plans, for each Relevant Employee has been provided to Buyer and is incorporated into this Section 5.20 by reference.

                  (b)  Except as set forth in  Schedule  5.20(b).  all  Relevant
                                               -----------------
Employees are  employees-at-will;  and, except as set forth in Schedule 5.20(b).
                                                               ----------------
no Relevant Employee is a party to any employment agreement or similar contractual arrangement;

                  (c) Seller is not a party to any labor contract relating to its Business, and no strike, slowdown, picketing, work stoppage, labor arbitration or Proceeding in respect of the grievance of any Relevant Employee is pending or threatened, and no labor organizational activity or other labor dispute against or affecting the Agronomy or Seedway Division, is pending or, to the Knowledge of Seller, threatened;

                  (d) All salaries, wages and other compensation (including bonuses, commissions and overtime), sick leave, severance pay and vacation benefits for all Relevant Employees for all periods through the date of this Agreement and up to the Closing Date will be paid in the ordinary course of business on or after the date of this Agreement and Closing Date, respectively;

                  (e) Seller has maintained and continues to maintain, true, accurate and complete payroll, personnel and time records for purposes of compliance with all federal and state minimum wage and overtime laws and right to work laws, including, without limitation, adequate documentation of the applicability of exemptions under such laws;

                  (f) Seller is in substantial compliance with all Legal Requirements relating to all Relevant Employees with respect to: (i) terms and conditions of employment, (ii) wages and hours and (iii) any Legal Requirement or governmental program designed to provide safe and healthful working conditions, and to reduce occupational safety and health hazards; and

                  (g)  Except as set  forth in  Schedule  5.20(g).  there are no
                                                -----------------
pending or threatened, and during the last five (5) years have not been any, formal employment-related Proceedings against Seller relating to any Relevant Employees or any Employee Benefit Plans (other than routine claims for benefits), including, but not limited to, violations of the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1866, 1964, 1971 and 1991, the Family and medical Leave Act, the Fair Labor Standards Act, ERISA, the Code, the Occupational Safety and Health Act, and any other federal, state or local employment-related Legal Requirements.

          5.21  INTELLECTUAL  PROPERTY.  Seller represents that Schedule 5.21 of
                ----------------------                          -------------
the  Disclosure  Schedules  sets  forth  a  complete  and  accurate  list of all
Intellectual Property owned or licensed by Seller and used by Seller in the Business, and all Contracts to which Seller is a party or by which Seller is bound that relate to Intellectual Property. Seller represents that the
Intellectual  Property set forth on Schedule  5.21 of the  Disclosure  Schedules
                                    --------------
constitutes all of the Intellectual Property Seller uses or has a need to use in the conduct of the Business.

          Except as set forth in Schedule 5.21,  Seller  represents and warrants
                                 --------------
that it owns all right, title and interest in and to the Intellectual Property. Except as set forth in Schedule 5.21. Seller further warrants and represents
                       --------------
that it has the sole and exclusive right to use or to license the use of the Intellectual Property and that its use or licensing thereof does not infringe, dilute, damage or violate the rights of any third parties. Except as set forth in Schedule 5.21. no consent will be required for the use of the Intellectual
   --------------
Property by Buyer upon consummation of the transactions contemplated by this Agreement. There is no actual or, to Seller's Knowledge, threatened claim by any third party which may affect Seller's ownership rights in and to the Intellectual Property, the validity or protection of the Intellectual Property, or Seller's or Buyer's rights to use the Intellectual Property in connection with the Business. No claim has been asserted or, to Seller's Knowledge, threatened by any person or entity relating to the ownership of or right to use or license any of the Intellectual Property or challenging or questioning the validity or effectiveness of any such rights, or any licenses or agreements relating thereto, nor does Seller have any knowledge of any basis for any such claim.

          To Seller's Knowledge, no Intellectual Property, product, activity or operation of Seller infringes upon, dilutes, damages or contravenes, or has resulted in the infringement or dilution of, any Intellectual Property of any third party. Seller represents that no proceedings, actions, claims or activities of any kind have been instituted, are pending or, to Seller's
Knowledge,  are  threatened  which  challenge  the rights of Seller with respect thereto. Seller has not given and is not bound by any agreement of indemnification for or regarding any Intellectual Property.

          5.22  WARRANTIES,  REBATES ETC.  Except as set forth in Schedule 5.22,
                -------------------------                         --------------
Seller does not provide any warranties (written, oral or otherwise), rebates, coupons or discount programs with respect to any services or products provided by Seller and relating to the Business.

          5.23  BROKERS  OR  FINDERS.   Except  for  the  compensation  owed  to
                --------------------
AgriCapital Corporation, which shall be the sole responsibility of Seller, Seller has not incurred any obligation or liability for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement.

          5.24 ISRA COMPLIANCE.  No parcel of Owned Real Property located in New
               ----------------
Jersey is properly classified within a standard industrial code which would subject such parcel to the requirements of ISRA. To the extent ISRA does apply, Seller shall bear all of the costs necessary to comply with the provisions of ISRA.

          5.25 MAJOR  CUSTOMERS,  SUPPLIERS AND  DISTRIBUTORS.  Schedule 5.25(a)
               -----------------------------------------------  ----------------
contains a list of the 20 largest customers, including distributors, of Seller's Agronomy Business and Seller's Seedway Business for each of the two most recent fiscal years and the interim period of the current fiscal year (determined on the basis of the total amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Schedule 5.25(b) contains
                                                       ----------------
a list of the 20 largest suppliers of Seller's Agronomy Business and Seller's Seedway Business for each of the two most recent fiscal years and the interim period of the current fiscal year (determined on the basis of the total amount of purchases) showing the total dollar amount of purchases to each such supplier during each such year.

          Seller has  received  no notice from any  customer  listed on Schedule
                                                                        --------
5.25(a)  that such  customer  will not  continue to be customers of the Business
-------
after the Closing at substantially the same level of purchases as heretofore. Seller has received no notice from any supplier listed on Schedule 5.25(b) that
                                                          -----------------
such supplier will not continue to be suppliers to Buyer in relation to the Business after the Closing with substantially the same quantity and quality of goods at competitive prices.

          Schedule  5.25(c)  contains  a list  by  product  line  of  all  sales
          -----------------
representatives, dealers, distributors and franchisees of Seller relating to the Business, together with representative copies of all sales representative, dealer, distributor and franchise contracts and policy statements, and a description of all substantial modifications or exceptions. Schedule 5.25(c)
                                                               -----------------
also identifies any exclusive territories of such representatives, dealers or distributors.

          5.26  EXCLUSIVITY  OF   REPRESENTATIONS.   The   representations   and
                ---------------------------------
warranties made by Seller in this Article 5 are in lieu of, and are exclusive of, all other representations and warranties by Seller. Seller hereby disclaims any representations or warranties, express or implied, not set forth in this
Article 5 or in any document to be delivered by Seller at Closing.

          5.27  DISCLOSURE.  No  representations  or warranty by Seller to Buyer
                ----------
contained  in this  Agreement,  and no  statement  contained  in the  Disclosure
Schedules or any certificate furnished by Seller to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

          Buyer hereby represents and warrants to Seller as follows:

          6.1  ORGANIZATION  AND  GOOD  STANDING.  Buyer is a  corporation  duly
               ---------------------------------
organized, validly existing, and in good standing under the laws of Delaware, and with all requisite power to enter into and perform its obligations under this Agreement.

          6.2     AUTHORITY; NO CONFLICT.
                  ----------------------
                  (a) This Agreement has been duly approved by the Board of Directors of Buyer. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (b) Neither Buyer's execution and delivery of this Agreement nor the performance by Buyer of its obligations under this Agreement will directly or indirectly:

                           (i) Contravene any provision of the certificate of incorporation or by laws or organizational documents of Buyer;

                           (ii) Subject to the receipt of any required Consents, result in a violation of any Legal Requirement or Order to which Buyer may be subject or

                           (iii)   Subject  to  the  receipt  of  any   required
          Consents, result in a violation of any contract to which Buyer is a party or by which Buyer may be bound.

                  (c) Except for compliance with the HSR Act and consent from Buyer's lenders, Buyer is not required to give any notice to or obtain any consent from any Person or Governmental Body in connection with its performance of this Agreement.

          6.3 CERTAIN PROCEEDINGS.  There is no pending Proceeding that has been
              -------------------
commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement and, to the Knowledge of Buyer, no such Proceeding has been threatened.

          6.4 BROKERS OR  FINDERS.  Buyer has not  incurred  any  obligation  or
              -------------------
liability for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement for which Seller will directly or indirectly have any liability.

          6.5 FINANCIAL AND REGULATORY  MATTERS.  Subject to Buyer's  ability to
              ---------------------------------
obtain financing on terms acceptable to Buyer in its sole discretion, Buyer has the financial capacity to perform all of its obligations under this Agreement, and Buyer has no knowledge of any reason why it will be unable to obtain any required governmental authorization, including HSR approval.

          6.6  BUYER'S  BUSINESS  DECISION.  Buyer  is  familiar  with  Seller's
               ---------------------------
Agronomy and Seedway Businesses and Assets. While Buyer is relying upon the representations and warranties of Seller set forth in this Agreement, Buyer acknowledges that it has made its decision as to the future prospects and profitability of the Agronomy and Seedway Businesses after Closing based on its own business review and judgment.

                                    ARTICLE 7

                        CERTAIN COVENANTS AND AGREEMENTS
                        ---------------------------------

         7.1      OPERATION OF THE BUSINESS.  During the period from the date of
                  -------------------------
this Agreement to the Closing Date, unless otherwise agreed to in writing by Buyer, Seller shall

                  (a) Operate the Business in the ordinary course of business consistent with past practice;

                  (b) Refrain from selling or disposing of any assets relating to the Business, except in the ordinary course of business unless such disposed assets are replaced with property or assets which are substantially the same in value and condition.

                  (c) Use commercially reasonable efforts to preserve intact the Acquired Assets, ordinary wear and tear excepted, and preserve the goodwill and relationships with customers, employees, suppliers and others having business dealings with Seller in relation to the Business;

                  (d) Maintain insurance coverage on the Business and Acquired Assets consistent with Seller's past practices; and

                  (e) Comply in all material respects with all applicable laws, rules and regulations relating to the Business and the Acquired Assets;

          7.2     CERTAIN TAX MATTERS.
                  -------------------

                  (a) The Purchase Price, the obligations of Seller assumed by Buyer pursuant to Section 2.3 above, and all capitalized costs shall be allocated among the Acquired Assets and Seller's covenant under Section 7.4 in accordance with Schedule 7.2(a) which shall be agreed to by Buyer and Seller
                  ----------------
reasonably  prior to Closing for all  applicable  Tax purposes,  including  Code
Section 1060. After the Closing, from time to time, Buyer and Seller shall agree upon revisions to the allocation set forth in Schedule 7.2(a) to reflect any
                                                 ----------------
adjustments to the consideration.

                  (b) Buyer and Seller shall file and cause to be filed all Tax Returns and execute such other documents as may be required by any taxing authority, in a manner consistent with Schedule 7.2(a). as it may be revised
                                         ----------------
from time to time. Seller and Buyer shall cooperate in the preparation of Part 2 and 3 of Internal Revenue Service ("IRS") Form 8594 (or any successor form) and each will be required to file IRS Form 8594, pursuant to Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the allocation in Schedule 7.2(a). as it may be revised from time to time. Buyer and
              ---------------
Seller shall file, or cause the filing of, such form and each comparable form with each relevant taxing authority.

                  (c) Subject to Section 12.3(c), all Transfer Taxes incurred in connection with the transactions contemplated hereby shall be shared equally by Seller and Buyer. Seller and Buyer shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax laws. The Party responsible for filing each such Tax Return shall timely pay any Transfer Taxes due and payable with respect to such Tax Return, and the other Party shall timely reimburse the paying Party for the Other Party's proper share of such Transfer Taxes.

                  (d) At the Closing, Seller shall deliver to Buyer duly executed certificates certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

                  (e) Seller shall timely file or cause to be filed (1) all Income Tax Returns relating to the Business for any Preclosing Period and (ii) all other Tax Returns with respect to the Acquired Assets or the income or operations of the Business required to be filed for periods ending on or prior to the Closing Date. Buyer shall timely file or cause to be filed (i) all Income Tax Returns relating to the Business for any period following the Preclosing Period, and (ii)all other Tax Returns with respect to the Acquired Assets or the income or operations of the Business required to be filed for periods ending on or after the Closing Date. Subject to Article 12, each party responsible for the payment of any Taxes under this Section 7.2 shall indemnify the other party and its Affiliates from and against such Taxes and any related Damages.

                  (f) Seller and Buyer shall each provide the other with such assistance as may be reasonably requested (including making employees reasonably available to provide information or testimony) in connection with the preparation of any Tax Return or the determination of liability for Taxes with respect to the Acquired Assets or the income or operations of the Business as contemplated by this Agreement.

          7.3  HART-SCOTT-RODINO.  Seller and Buyer agree to make or cause to be
               -----------------
made all filings with regulatory authorities pursuant to the HSR Act that are required to be made by them respectively or by their respective affiliates to carry out the transactions contemplated by this Agreement Any and all costs associated with such filing, shall be shared equally by Buyer and Seller regardless of which party is required to pay such amounts pursuant to the HSR Act; provided, however, any penalties or fines in relation to the HSR Act shall be paid by the party causing such penalties or fines to be assessed. The parties shall cooperate and shall promptly take all such reasonable action as may be required to complete and submit the reports and to provide any supplemental information required by the HSR Act. The parties shall exert their commercially reasonable efforts to complete and submit their respective initial filings under the HSR Act as soon as practicable. The parties shall request early termination of the waiting period. The parties also agree to extend the Closing Date in the event that the Governmental Body requests additional information before making its determination in which event the party providing such additional information agrees to provide the additional information as expeditiously as possible.

          7.4  COVENANT  NOT  TO  COMPETE.   Acknowledging  that  the  following
               --------------------------
restrictions are reasonable and necessary in order to protect Buyer's legitimate interests, and that any violation thereof would result in irreparable injury to Buyer, Seller agrees and covenants as follows:

                  (a) Non-Competition by Seller. Lithe transactions contemplated
                      -------------------------
hereby close, then during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Non-Compete Period"), except as hereafter provided, Seller shall not alone, through any subsidiary or joint venture or as a member, partner, or agent of any partnership, or as an agent, member, stockholder (except stockholder of not more than five percent (5%) of the outstanding stock of any company listed on a national securities exchange or traded over the counter) or as an investor in any corporation or other person or entity of any kind whatsoever, directly or indirectly, (i) engage in, (ii) own, manage, operate, control or participate in the ownership, management, operation or control of, or (iii) be connected in any manner with, any business or activity which engages in a business competitive with the Business in any of the Applicable Jurisdictions or any state or Canadian province contiguous to any
Applicable Jurisdiction. Notwithstanding anything to the contrary contained in this Section 7.4(a), (A) Seller shall be entitled to sell those products listed on Schedule 7.4(a) and (B) Seller shall not be prevented in any way from (X)
   ---------------
selling any of its other divisions, subsidiaries, or other businesses to a Person which is or may be in competition with the Business, (Y) entering into a joint venture with a Person relating to another division, subsidiary or other business of Seller, which Person is also in competition with the Business; provided such joint venture is not in competition with the Business, or (Z) merging with any Person which is or may be in competition with the Business, provided (i) Seller's objective in merging is not to compete with the Business,
(ii) the resulting entity shall not use Agway's name in competition with the Business during the Non-Compete Period, and (iii) none of Seller's employees employed by the resulting entity shall be actively engaged in competition with the Business during the Non-Compete Period. Seller further covenants not to allow the use of the Agway name in competition with the Business by any transferee or successor in interest to such name during the Non-Compete Period.

                  (b) Restrictions on the Use of Real Property. As to any parcel
                      ----------------------------------------
of Real Property which shall become a Rejected Environmental Property under this Agreement, Seller shall impose a restriction on the use of such parcel of Real Property prohibiting the use of such parcel in a business competitive with the Business during a two-year period following the Closing. Such restriction shall be in the form of a deed restriction for any transfer of such Real Property or in a lease restriction for any lease of such Real Property.

                  (c)  Non-Enticement.  Except for the arrangement  described in
                       --------------
Section 7.11 of this Agreement, during the period beginning on the date hereof and ending on the second anniversary of the Closing Date, Seller shall not directly or indirectly, whether for its own account or for or with any other person or entity of any kind whatsoever, hire, solicit or endeavor to entice away from Buyer, any person who was employed by Seller (to the extent that such person worked in the Business) or Buyer at any time during the period beginning one year prior to the date of this Agreement and ending on the second anniversary of the Closing Date, and Seller shall not approach any such person for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity. Notwithstanding anything to the contrary contained in this Section 7.4(c), Seller shall be entitled to hire any Relevant Employee or any employee of Buyer with the written consent of Buyer.

                  (d)  Remedies.  In the event of any  violation of this Section
                       --------
7.4, Buyer shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled under applicable law or this Agreement and all reasonable attorneys' fees, court costs and litigation expenses incurred in enforcing any of the provisions of this Section 7.4.

                  (e) Partial  Invalidity.  In the event any of the restrictions
                      -------------------
contained in this Section 7.4 are held to be in any respect an unreasonable restriction upon Seller, then the court so holding shall alter or amend this Agreement, including making any reduction in the territory to which it pertains and/or the period of time in which it operates, or effect any other change to the' extent necessary to render any of the restrictions enforceable. Each of the terms and provisions of this Section 7.4 is and is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect

          7.5 INSURANCE. Effective as of the Closing Date, Seller will terminate
              ---------
all coverage relating to the Business and Acquired Assets under the general corporate policies of insurance and cancelable surety bonds of Seller. Notwithstanding the foregoing, in the event any surety bond is non-cancelable, non-transferable or non-replaceable, or such cancellation, transfer or replacement would result in the loss or suspension of any Governmental Authorization, the parties hereto will work together in good faith to cause such surety bond to remain in effect in accordance with its terms until such time as such surety bond may be cancelled, transferred, or replaced, as the case may be without such adverse impact In the event that Buyer desires the continuation of any such surety bond, Buyer hereby agrees to compensate Seller for Seller's cost to continue such surety bond.

          7.6     SATISFACTION OF CONDITIONS.
                  --------------------------

                  (a) Seller shall use its commercially reasonable efforts to satisfy each condition to Closing set forth in Section 10.2 below and to obtain by Closing all necessary Consents from (i) third-parties and Governmental Bodies to the assignment of the Contracts and Licenses and (ii) Seller's lender to the transactions contemplated in this Agreement.

                  (b) Buyer shall use its commercially reasonable efforts to satisfy each condition to Closing set forth in Section 10.1 below.

          7.7 BULK  TRANSFER.  Seller  shall  comply  with,  assist  Buyer  with
              --------------
compliance and pay at Seller's cost all bulk transfer Taxes and Liabilities relating to the transactions contemplated in this Agreement and shall secure and deliver to Buyer prior to Closing appropriate releases from Governmental Bodies, if applicable, in the event that any Encumbrance could attach to the Acquired Assets in relation to any bulk transfer laws.

          7.8 SPECIAL LEASE  PROPERTIES.  At the Closing,  Seller shall lease to
              -------------------------
Buyer each  parcel of Owned Real  Property  set forth on Schedule  7.8 (each,  a
                                                         -------------

"Special Lease Property") pursuant to the terms of the form of lease attached hereto as Exhibit B unless such parcel shall hereafter become a Rejected Asset
          ---------
or a Rejected Environmental Property.

          7.9 EMPLOYEE  ARRANGEMENTS.  The Parties  hereby agree to work in good
              ----------------------
faith to enter into an arrangement under which the Parties will be able to lease the other Party's employees.

                                    ARTICLE 8

                           CERTAIN EMPLOYMENT MATTERS
                           ---------------------------

          8.1  RETAINED  EMPLOYEES.  As soon as  practicable  but no later  than
               -------------------
October 15, 2002, Buyer shall provide to Seller a listing of all Relevant Employees who will be offered employment by Buyer or a designee or subsidiary of Buyer (the "Retained Employees"). Such listing of Retained Employees will be added to this Agreement as Schedule 8.1. Buyer may add individuals to, or remove
                           ------------
individuals from, such listing of Retained Employees by delivery of written notice to Seller from time to time after the date hereof and prior to the Closing Date. In such event, such Schedule 8.1 shall be amended to reflect such additional Retained Employees. Seller agrees to take all reasonable steps to facilitate the timely transfer of all employment files relating to the Retained Employees upon the Closing.

         8.2 EMPLOYMENT TERMS.  Retained Employees will be offered employment on
             ----------------
such terms as Buyer (or Buyer's designee or subsidiary) deems appropriate.

          8.3 COMMUNICATION  WITH EMPLOYEES.  Subject to the approval of Seller,
              -----------------------------
which approval shall not be unreasonably withheld or delayed, Buyer shall be entitled to communicate with all Relevant Employees after the date of this Agreement in relation to the subject matter of this Agreement.

          8.4  RETIREMENT  PLAN  AMENDMENT.  Seller  shall amend the  Employees'
               ---------------------------
Retirement Plan of Agway, Inc. ("Retirement Plan"), effective as of the date of the Closing in substantially the form set forth in Schedule 8.4. Pursuant to the Retirement Plan, as amended, Retained Employees may qualify for the "Additional Retirement Benefit" described in Article 12 of the Retirement Plan. Buyer shall cooperate with, and, to the extent allowable by law, provide reasonably necessary information to, Seller to assist Seller in determining whether and to what extent Retained Employees qualify for Additional Retirement Benefits.

          8.5  SERVICES.  At the  Closing,  Seller and Buyer  shall enter into a
               --------
services agreement in the form attached hereto as Exhibit H.

                                    ARTICLE 9

                              ENVIRONMENTAL MATTERS
                              ---------------------

          9.1     ENVIRONMENTAL ASSESSMENTS.
                  -------------------------

                  (a) Seller represents and warrants that Seller has delivered to Buyer a Phase I Environmental Site Assessment (each, a "Phase I') of each parcel of Real Property other than the parcels of Real Property set forth in
Schedule 9.1(a).
---------------

                  (b) Seller represents and warrants that Seller has delivered to Buyer a Phase II Environmental Site Assessment (the "Phase II") of each parcel of Real Property listed in Schedule 9.1(b).
                                  ---------------

                  (c) Seller has provided Buyer with the results of Seller's internal and public records searches on the real property locations listed in
Schedule  9.1(c)  to  which  Seller,  from  time to  time,  delivers  unfinished
----------------
materials for processing ("Throughput Property").

          9.2     ADDITIONAL ENVIRONMENTAL ASSESSMENTS.
                  ------------------------------------

                  (a) Buyer and Seller acknowledge that Buyer intends to perform additional environmental assessments on certain parcels of Real Property to be determined by Buyer. Such additional environmental assessments shall be at Buyer's sole expense. Such environmental assessments shall be performed by Buyer in accordance with the environmental protocols set forth on Schedule 9.2(a).
                                                               ----------------
Seller shall make such parcels available seven (7) days a week upon reasonable prior notice to Seller of Buyer's intention to conduct such assessments. Prior to entering upon the Real Property, Buyer shall execute an Access Agreement. Upon Seller's request, Buyer agrees to provide Seller promptly with copies of all such reports of the environmental assessments.

                  (b) Seller shall complete the Phase II for the Real Property located at 122 State Route 130, Bordentown, N.J., pursuant to the scope of work provided by Buyer to Seller prior to the date of this Agreement Seller shall deliver to Buyer a completed Phase II of such Real Property no later than three business days after Seller receives the completed Phase H and in any event prior to October 18, 2002.

                  (c) As soon as practicable following the performance of the environmental assessments and reviews referenced in Sections 9.1,9.2(a) and 9.2(b) above, but no later than three (3) business days prior to Closing, Buyer shall deliver to Seller a list of such Real Property that Buyer believes fails to meet the Applicable Environmental Standard, and which is not a Rejected Environmental Property (which list shall be attached as Schedule 9.2(c)), (each,
                                                        ----------------
an "Environmental Property"). For each Real Property listed, Buyer shall provide Seller an inventory which shall include (i) the proposed remediation plan, (ii) the clean-up standards to be used as the Applicable Environmental Standard,
(iii) a copy of the report of the additional environmental assessments if such report is requested by Seller and has not yet been delivered to Seller, (iv) an estimated cost to remediate such Environmental Property, and (v) a brief explanation justifying such estimated cost, including any estimates from third party contractors.

                  (d) Seller acknowledges that information discovered during the additional environmental assessments and reviews may require notification to Governmental Bodies. in the event Buyer determines that notification is required, Buyer will notify Seller and will coordinate with Seller in making any required notification.

                  (e) Seller shall use its commercially reasonable efforts to assist Buyer in obtaining appropriate permission to visit each Throughput Property for a visual inspection.

          9.3 REJECTED ENVIRONMENTAL  PROPERTIES.  As soon as practicable but no
              ----------------------------------
later than three (3) business days prior to Closing, Buyer will provide Seller with a list of Environmental Properties and/or Throughput Properties (which list shall be attached to this Agreement as Schedule 9.3) indicating which
                                              -------------
Environmental Properties and/or Throughput Properties Buyer desires to reject (each a "Rejected Environmental Property"). At Seller's request, Buyer shall also provide to Seller the same information set forth in Section 92(c) relating to the proposed Rejected Environmental Property unless such property is a Throughput Property. Such Rejected Environmental Property, if owned, shall not be included within the definition of Owned Real Property; and such Rejected Environmental Property, if leased, shall not be included within the definition of Leased Real Property. No lease or throughput contract relating to such Leased Real Property or Throughput Property, as applicable, will be assumed by Buyer. The Purchase Price shall not be adjusted on account of any Real Property or Throughput Property being included on such Schedule 9.3. In the event that Buyer designates three (3) or more parcels of Real Property (specifically excluding Throughput Properties) as Rejected Environmental Properties, Seller, at its option, may terminate this Agreement by written notice delivered to Buyer as soon as practicable but in no event later than 6:00 p.m. Eastern Standard Time on the day prior to Closing; provided, within four (4) hours of Buyer's receipt of such election, Buyer may elect by written notice to Seller to reclassify enough Rejected Environmental Properties to Accepted Environmental Properties so that the total number of Rejected Environmental Properties is less than three
(3), at which time Seller's termination of this Agreement shall be deemed rescinded.

          9.4 REMEDIATION OF ACCEPTED ENVIRONMENTAL  PROPERTY. All Environmental
              -----------------------------------------------
Properties other than a Rejected Environmental Property and except for the East Berlin Property (each, an "Accepted Environmental Property") shall be conveyed (or the applicable lease assigned for Leased Real Property) in accordance with this Agreement subject to the following:

                  (a) At the Closing, based upon the inventory provided under paragraph 9.2(c), an amount shall be withheld from the Purchase Price by Buyer, which amount shall be mutually agreed upon by the Parties, to be applied to and paid for the remediation of all such Accepted Environmental Property to the Applicable Environmental Standard (the "Environmental Holdback");

                  (b) The amount of the Environmental Holdback shall be determined in good faith by Buyer and Seller as soon as practicable but no later than three (3) business days prior to the Closing Date as the sum of the amount necessary to remediate all such Accepted Environmental Property to the Applicable Environmental Standard; provided, however, the aggregate holdback amount under this Section 9.4(b) shall not exceed $2,000,000;

                  (c) Buyer hereby agrees to conduct and continue such remediation in an expedited manner until the earlier of the completion of such remediation or such time as the entire Environmental Holdback has been applied to and paid for such remediation; and

                  (d) In the event that Buyer completes such remediation and the cost to Buyer of such remediation of all of the Accepted Environmental
Properties is less than the aggregate Environmental Holdback, Buyer shall promptly pay to Seller such excess.

          9.5 REMEDIATION OF THE EAST BERLIN  PROPERTY.  Provided Seller has not
              ----------------------------------------
indicated that such Real Property is a Rejected Environmental Property, the Real Property designated on Schedule 9.5 (the "East Berlin Property") shall be
                          -------------
conveyed in accordance with this Agreement subject to the following:

                  (a) At  the  Closing,  Buyer  shall  place  into  escrow  (the
"Environmental Escrow") the sum of $1 million out of the Purchase Price otherwise payable to Seller.

                  (b) The Environmental Escrow shall be held pursuant to the terms of an Environmental Escrow Agreement in the form attached hereto as Exhibit C in an interest bearing account with such interest to be paid to Seller on a monthly basis.

                  (c) The remediation of the East Berlin Property shall be performed by Buyer pursuant to a remediation plan mutually agreeable to Seller and Buyer as such plan may be supplemented and modified from time-to-time by Buyer, after consultation with Seller.

                  (d) Buyer agrees to conduct and continue such remediation until the earlier of the completion of such remediation or such time as the entire Environmental Escrow has been applied to and paid for such remediation.

                  (e)  Upon  completion  of the  remediation  described  in this
Section 9.5, all amounts remaining in the Environmental Escrow shall be promptly paid to Seller pursuant to the terms of the Environmental Escrow Agreement attached as Exhibit C.

                                   ARTICLE 10

                       CONDITIONS PRECEDENT TO THE CLOSING
                       -----------------------------------

          10.1 OBLIGATION OF BUYER TO CLOSE.  The obligation of Buyer to pay the
               ----------------------------
Purchase Price and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in writing, in whole or in part):

                  (a) Accuracy of  Representations.  All of the  representations
                      ----------------------------
and warranties of Seller set forth in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, except to the extent that the representations and warranties are untrue or inaccurate as of the Closing Date because of(a) changes caused by actions or transactions approved in writing by Buyer (b) events or changes occurring between the date of this Agreement and Closing Date that do not, in the aggregate, have a Material Adverse Effect, or (c)events or changes which occur in the ordinary course of business;

                  (b) Default.  All of the covenants and obligations that Seller
                      -------
is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects;

                  (c) No Proceedings.  No Proceeding (a) involving any challenge
                      --------------
to, or seeking damages or other relief in connection with, the Parties performance of this Agreement, or (b) that would have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with the Parties performance of this Agreement, shall be pending or, to Seller's Knowledge, threatened;

                  (d) HSR Act  Notification.  The notification of Buyer pursuant
                      ---------------------
to the HSR Act, if any, shall have been made and applicable waiting period and any extensions thereof shall have expired or been terminated and neither Seller nor Buyer shall have received notification from the Federal Trade Commission or Department of Justice that the Government intends to challenge or has challenged the transactions contemplated herein unless such notification is subsequently withdrawn on terms acceptable to Buyer and Seller,

                  (e)  Closing  Deliveries.   Seller  shall  have  executed  and
                       -------------------
delivered all closing documents pursuant to Section 4.2(a);

                  (f) Acceptance of Employment Offers. Each of the Key Employees
                      -------------------------------
set forth in Schedule 10.1(f) shall have accepted Buyer's offer of employment,

                  (g)  Financing  Contingency.  On or before  November  1, 2002,
                       ----------------------
Buyer shall obtain a commitment for financing the transactions contemplated in this Agreement on terms acceptable to Buyer in its sole discretion. if Buyer fails to advise Seller on or before November 1, 2002 that the financing contingency has not been satisfied, the contingency shall be deemed satisfied and/or waived by Buyer;

                  (h)  Agreement.  Buyer and Seller shall have come to agreement
                       ---------
on all items for which agreement is specifically contemplated herein;

                  (i) Consent of CFI Board.  Seller shall have received consents
                      --------------------
in form and substance satisfactory to Buyer from the CFI Board of Directors (and members, if necessary) consenting to Seller's transfer to Buyer of Seller's equity interest in CFI; and

                  (j) Article 17 and 18 Conditions. All conditions
                      ----------------------------
contained in Articles 17 and 18 shall have been satisfied;

                  (k) Consent of Board of  Directors.  Buyer shall have received
                      ------------------------------
the approval from its Board of Directors approving the consummation of the transactions set forth herein, which approval shall be received on or before October 7, 2002; and

                  (1) No Decrease in Ownership.  Seller's ownership interests in
                      ------------------------
each of CFI and Allied  Seed shall not be  materially  less than is set forth in
Section 5.10.

         10.2  OBLIGATION OF SELLER TO CLOSE.  The  obligation of Seller to take
               -----------------------------
the actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing, in whole or in part):

                  (a) Accuracy of  Representations.  All of the  representations
                      ----------------------------
and warranties of Buyer in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date;

                  (b) No Default.  Buyer shall have paid the  Purchase  Price as
                      ----------
provided in Sections 3.1 and 3.2 and shall have performed and complied with all other covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement,

                  (c) Consent of Lenders.  Seller shall have  received  consents
                      ------------------
from its lenders, which consents shall be upon terms and conditions reasonably satisfactory to Seller, consenting to the transactions contemplated herein and releasing any Encumbrance held by such lenders in the Acquired Assets;

                  (d) No Proceedings.  No Proceeding (a) involving any challenge
                      --------------
to, or seeking damages or other relief in connection with, the Parties' performance of this Agreement, or (b)that would have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with the Parties' performance of this Agreement, shall be pending or, to Buyer's Knowledge, threatened; and

                  (e) HSR Act Notification.  The notification of Seller pursuant
                      --------------------
to the HSR Act, if any, shall have been made and applicable waiting period and any extensions thereof shall have expired or been terminated and neither Seller nor Buyer shall have received notification from the Federal Trade Commission or Department of Justice that the Government intends to challenge or has challenged the transactions contemplated herein unless such notification is subsequently withdrawn on terms acceptable to Buyer and Seller,

                  (f) Closing Documents. Buyer shall have executed and delivered
                      -----------------
all closing documents required under Section 4.2(b);

                  (g)  Agreement.  Buyer and Seller shall have come to agreement
                       ---------
on all items for which agreement is specifically contemplated herein; and

                  (h)  Article 17 and 18 Conditions. All conditions contained in
                       ----------------------------
 Articles 17 and 18 shall have been satisfied.


                                   ARTICLE 11

                                 INDEMNIFICATION

          11.1    INDEMNIFICATION.
                  ---------------

                  (a)      Limitations Period.
                           ------------------

                           (i) All representations, warranties, covenants and obligations of Buyer, and of Seller under this Agreement other than representations, warranties, covenants and obligations relating to Real Property shall survive the Closing for the shorter of the period of the applicable statute of limitations under the law of the State of Delaware or six years.

                           (ii) All representations, warranties, covenants and obligations of Buyer and of Seller under this Agreement relating to Real Property shall survive the Closing for the shorter of the period of the applicable statute of limitations under the law of the state where such Real Property is located or six years.

                  (b) Indemnification. Each Party (each, an "Indemnifying Party") will, subject to the limitations set forth in Sections 11.1(d) and (e), indemnify, defend and hold the other Party and its officers, directors, agents, attorneys, subsidiaries, designees and representatives and their respective successors, heirs, assigns and designees (collectively, the "Indemnified Parties") harmless from and against any Damages arising directly or indirectly from any of the following, regardless of whether the claim arises under contract, breach of warranty, tort or other legal theory:

                           (i) Any Breach of any representation or warranty made by the Indemnifying Party in this Agreement, the Schedules, or any supplements to the Schedules;

                           (ii) Any Breach by the Indemnifying Party of any of its covenants or obligations under this Agreement;

                  (c) Additional Indemnification by Seller. Seller will, subject
                      ------------------------------------
to the limitations set forth in Sections 11.1(d) and (e) and Section 11.4, indemnify, defend and hold the Indemnified Parties harmless from and against any Damages arising directly or indirectly from any of the following, regardless of whether the claim arises under contract, breach of warranty, tort or other legal theory:

                           (i)     Any Retained Liabilities; and

                           (ii) Any Liability relating to any violation of Environmental Laws or permit condition in relation to any parcel of Owned Real Property, Leased Real Property or Throughput Property occurring prior to the Closing.

                  (d) Time Limitations.  Neither Seller nor Buyer shall have any
                      ----------------
liability under or in connection with this Agreement pursuant to this Article 11, unless the Indemnified Party seeking indemnification gives written notice of its indemnity claim, specifying the factual basis of that claim in reasonable detail, prior to the expiration of the applicable survival period specified in
Section 11.1(a).

                  (e)  Limitations  on  Amount  of  Liability.   Notwithstanding
                       --------------------------------------
anything to the contrary contained in this Agreement, no Indemnifying Party shall have any liability to any Indemnified Parties under this Agreement to the extent that the breach of the warranty or covenant or the falsity of the representation upon which such liability would be based is disclosed in any of the Schedules or Exhibits to this Agreement No claim for indemnity may be asserted by any Indemnified Party unless and until the aggregate amount of all indemnifiable claims exceeds $100,000; provided, once indemnifiable claims exceeds such minimum amount, all indemnifiable claims, including claims used to reach such minimum amount, shall be indemnifiable hereunder. Except for Seller's claims and damages against Buyer for Buyer's failure to close as provided under this Agreement and for indemnification claims for any breach of the covenants, representations and/or warranties contained in Article 13 or in Sections 2.3, 2.4(a)(ii), 3.3(c), 5.1(a), 5.2(a), 5.2(b), 5.3(a), 5.3(c) (but only as 5.3(a)
and 5.3(c) relate to Acquired Assets other than Real Property), 5.5, 5.6,5.7,5.9, 5.12(b)(i), and 5.17 of this Agreement (for which there shall be no maximum payment), the maximum amount of Damages that an Indemnifying Party shall, in the aggregate, be required to pay to an Indemnified Party pursuant to any provision of this Agreement shall be $3,000,000.

          11.2    PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.
                  --------------------------------------------------

                  (a) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against it, the Indemnified Party shall, if a claim is to be made against an Indemnifying Party, give notice to the Indemnifying Party of the commencement of the claim.

                  (b) If any Proceeding referred to in Section 11.2(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party shall, upon written notice given within thirty (30) days after the Indemnified Party's notice is given, be entitled to assume the defense of the Proceeding. If the Indemnifying Party elects to assume the defense of a Proceeding, the Indemnified Party shall turn the Proceeding over to the Indemnifying Party who shall, at its own expense, assume the contest and the Indemnified Party shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and shall cooperate with and assist the Indemnifying Party in connection with the defense or contest, but the Indemnifying Party shall retain control thereof and have final authority to determine all matters in connection therewith. Notwithstanding the foregoing,
(1) the Indemnifying Party shall have the right to control the defense, litigation and settlement of the action only if the Indemnifying Party has agreed in writing to be responsible for all costs, expenses, judgments and liabilities connected with the claim and provided the Indemnified Party with a bond, letter of credit or other evidence satisfactory to the Indemnified Party, in its sole discretion, of the Indemnifying Party's ability to satisfy these obligations, (ii) the Indemnifying party shall not enter into any settlement of any Proceeding unless such settlement is contingent upon obtaining a general release in form and substance acceptable to the Indemnified Party releasing the Indemnified Party from all Liabilities in such Proceeding, and (iii) the Indemnifying party shall not enter into any settlement of any Proceeding if such settlement grants any injunctive or equitable relief unless the Indemnified Party has consented in writing to such settlement.

         11.3     HOLDBACK FOR INDEMNITY CLAIMS.
                  -----------------------------

                  (a) Buyer shall withhold $2,000,000 (the "Indemnity Holdback") at the Closing to be applied by Buyer to any claims for indemnity under this
Article 11.

                  (b) Any amount of the Indemnity Holdback (other than $1,000,000 to be retained and distributed pursuant to Section 11.3(c) below) not paid for (or reserved to satisfy) claims for indemnity under this Article 11 by the six-month anniversary of the Closing Date shall be distributed to Seller. It is the intent that at least $1,000,000 of the Indemnity Holdback be retained by Seller following such six-month anniversary.

                  (c) Any amount of the Indemnity Holdback not applied to claims for indemnity under this Article 11 by the first anniversary of the Closing Date shall be distributed to Seller.

          11.4 EXCLUSIVE REMEDY.  The sole and exclusive remedy of Buyer for any
               ----------------
all monetary claims or Damages relating to or arising out of or in connection with this Agreement and the facts and circumstances relating and pertaining thereto shall be an action for indemnity pursuant to this Article 11 which shall be governed and limited by this Article 11, whether any such claim is made in contract, breach of warranty, tort, statutory, or common law.

          Without limiting the generality of the preceding paragraph, except for claims made pursuant to this Agreement, Buyer hereby waives its rights against Seller and releases Seller from all environmental Liability relating to the Real Property and accruing prior to the Closing Date whether pursuant to any Environmental Law, common law, or otherwise.

                                   ARTICLE 12

                              REAL PROPERTY MATTERS
                              ---------------------

         12.1     TITLE MATTERS.
                  -------------

                  (a) Not less than fifteen (15) days prior to the Closing, Seller shall deliver to Buyer a commitment for an ALTA Form B Owner's Title Insurance Policy for each parcel of the Owned Real Property (other than the Special Lease Properties) and an ALTA Form B Leasehold Title Insurance Policy for each parcel of the Leased Real Property other than Leased Real Property set forth on Schedule 12.1 and each of the Special Lease Properties (collectively,
         -------------
the "Insured Leased Property), in each case issued by the Title Company in the amount set forth on Schedule 12.1 for each such parcel, covering title to such
                    -------------
Real Property, dated on or after the date hereof; In addition, Seller shall deliver with each such commitment copies of all recorded documents referenced in each such commitment. Each such commitment shall show Seller as owner of the Owned Real Property in fee simple or as holding a valid leasehold interest in the Insured Leased Property, subject, in each case, only to the Permitted Encumbrances and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount (which, in the aggregate do not exceed the Purchase Price) which may be removed by the payment of money at Closing and which Seller shall so remove at Closing and providing for full extended coverage over all general title exceptions contained in such policy, and containing the following additional endorsements (as such other endorsements reasonably requested by Buyer's lender) if available in the Applicable Jurisdiction: access; contiguity; owners comprehensive; zoning 3.1 with parking; survey; creditors rights; and tax number.

                  (b) If a commitment for title insurance referenced in subparagraph (a) above discloses exceptions to title other than the Permitted Encumbrances, Seller shall have ten (10) days from the date thereof to have such exceptions removed from such title commitment and provide evidence thereof to Buyer, and if Seller fails to have such exceptions removed, Buyer shall accept title subject to such unpermitted exception and (i) to deduct from the Purchase Price amounts secured by or constituting unpermitted liens or encumbrances of a definite or ascertainable amount, and/or cause the title insurer to issue its endorsement insuring against damage caused by such exceptions and deduct from the Purchase Price the cost of the premiums and security provided for said endorsement, as the case may be and (ii) for Permitted Encumbrances other than those which cannot be addressed in the manner set forth in subclause (1) above, to deduct from the Purchase Price such amount as may be agreed by Seller and Buyer. Upon the Closing Date, Seller shall cause the title insurer to issue (A) an owner's title insurance policy for each parcel of Owned Real Property (other than the Special Lease Properties) pursuant to and in accordance with the title commitment insuring fee simple title to the Owned Real Property in Buyer as of the Closing Date, subject only to the Permitted Encumbrances and such other exceptions as Buyer may approve pursuant to clauses (i) and (ii) above, and (B) a leasehold title insurance policy for each parcel of Insured Leased Property pursuant to and in accordance ,with the title commitment insuring a valid leasehold interest in such Insured Leased Real Property in Buyer as of the Closing Date, subject only to the Permitted Encumbrances and such other exceptions as Buyer may approve pursuant to clauses (i) and (ii) above.

          12.2    SURVEY.
                  ------
                  (a) Not less than fifteen (15) days prior to the Closing, Seller shall deliver to Buyer a current, as-built survey of each parcel of Owned Real Property and Insured Lease Property prepared by a surveyor licensed by the state in which such Real Property is located and certified to Buyer, Buyer's designee (if requested by Buyer), Buyer's lender, the title insurer and such other parties as Buyer may designate prior to Closing, to be prepared in accordance with the 1999 standards for Land Title Surveys of American Land Title Association and American Congress on Surveying and Mapping, setting forth the legal description and street address of such parcels of Real Property and showing thereon all buildings and other improvements, the number of stories in such buildings, easements (visible or recorded), building lines, curb cuts, party walls (if any), parking spaces, sewage, water, electricity, gas and other utility facilities or pipes and conduits if visible, (together with recording information concerning the documents creating any such easements and building lines), roads and means of physical and record ingress and egress to and from such parcels of Real Property by public roads (including the dimensions of abutting streets) and Table A items 2 and 6.

                  (b) Each such survey shall show no encroachments other than the Permitted Encumbrances by or from such parcel of Real Property onto any adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting such parcel of Real

Property. If any such survey discloses any such encroachment or violation or any exceptions to title or matters indicating possible rights of third parties other than the Permitted Encumbrances, Seller shall have ten (10) days from the date of delivery thereof to have the title insurer issue its endorsements insuring against damage caused by such encroachments, violations or unpermitted exceptions and provide evidence thereof to Buyer, and if Seller fails to have the same insured against damage caused by such encroachments, violations or unpermitted exceptions and provide evidence thereof to Buyer, within said ten
(10) day period, Buyer shall accept the Real Property subject to such encroachments, violations and unpermitted exceptions and deduct from the Purchase Price such amount as may be agreed by Seller and Buyer.

          12.3    POSSESSION, PRORATIONS AND EXPENSES.
                  -----------------------------------
                  (a) Sole and exclusive possession of the Real Property shall be delivered to Buyer on the Closing Date.

                  (b) General and special real estate and other ad valorem Taxes and assessments and other state or city Taxes affecting the Real Property, utility charges and deposits, if any, and all other customarily proratable items shall be prorated as of the Closing Date on the basis of 110% of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense and the net credit to Buyer or Seller shall be paid in cash or as a credit against the Purchase Price. Any other item to be prorated hereunder shall be prorated in accordance with the local custom and practice of the location where each parcel of Real Property is located. Any item prorated on an estimated basis on the Closing Date shall be reprorated by the parties when and as the actual amount of such item of income or expense becomes known. The foregoing notwithstanding, any general or special assessment payable in installments shall be paid by Seller in full at Closing. All prorations will be calculated as of the end of the day immediately prior to the Closing Date.

                  (c) Seller and Buyer shall each pay one-half (1/2) of all owner's and leasehold policy title charges (including charges for the endorsements required hereunder and the New York style closing charges), survey charges, and state, county, and local real property transfer taxes (or similar charges) in connection with the transfer of the Real Property and charges for the recordation of the deeds transferring title to the Owned Real Property transferred hereunder. Buyer shall pay all money lender's escrow fees and endorsements other than endorsements specified in Section 12.1(a) above.

                  (d) If, at any time within six months following the Closing Date, either Party discovers any items which should have been included in the closing statement but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the closing statement.

          12.4 NEW YORK STYLE CLOSING. The transactions shall be closed by means
               ----------------------
of a so-called "New York Style Closing," with the concurrent delivery of the documents of title, transfer of interests, delivery of the title policies described above and the payment of the Purchase Price. Seller and Buyer shall provide and pay for any necessary undertaking (the "Gap Undertaking") to the title insurer and the charges of the title insurer for such New York Style Closing shall be paid equally by the parties hereto.

                                   ARTICLE 13

                            CASUALTY AND CONDEMNATION
                            -------------------------

           In the event that prior to the Closing Date any portion of the Acquired Assets shall be damaged or destroyed by fire or other casualty in an amount exceeding $2,000,000 (as determined by an insurance adjuster mutually satisfactory to Seller and Buyer) or in the event that prior to the Closing Date written notice shall be received by Seller of any action, suit or proceeding or threatened or contemplated action, suit or proceeding to condemn or take all or any material part of the Real Property under the powers of eminent domain (hereinafter referred to as "Condemnation"), Seller shall immediately notify Buyer of such fire, casualty, Condemnation, or taking. Buyer shall thereafter have the right to terminate its obligations under this Agreement by providing written notice to Seller within twenty (20) days after receiving notice of such fire, casualty or Condemnation or taking. In the event that Buyer shall not elect to terminate its obligations under this Agreement pursuant to this Article 13, the sale contemplated hereby shall close as scheduled and the Assets shall be sold subject to the fire damage; provided, the Purchase Price shall be reduced in an amount equal to the damage not repaired or restored as of the Closing, which amount shall be determined by the aforesaid adjuster. In the event that, in the case of Condemnation, Buyer shall not elect to terminate its obligations under this Agreement pursuant to this Article 13, Buyer shall receive an absolute assignment on the Closing Date of the entire proceeds of such condemnation award, and the Purchase Price shall be the full amount provided in Article 3. Seller agrees not to settle any claim in relation to such casualty or condemnation without the approval of Buyer.

           In the event that prior to the Closing Date any portion of the Acquired Assets shall be damaged or destroyed by fire or other casualty in an amount not exceeding $2,000,000 (as determined by an insurance adjuster mutually satisfactory to Seller and Buyer), Seller shall immediately notify Buyer of such fire or casualty. Seller shall thereafter promptly commence to repair and restore the Acquired Assets; and if such repairs and restoration are not completed on the Closing Date, this Agreement shall be consummated without adjustment of the Purchase Price except that the Assets shall be sold subject to the fire damage and Seller shall thereafter have no obligation to further complete such repairs and restoration except that Buyer shall retain from the Purchase Price an amount equal to the cost of completing such repairs and restoration, as determined by the aforesaid adjuster. Seller agrees not to settle any claim in relation to such casualty or condemnation without the approval of Buyer.

                                   ARTICLE 14

                                   TERMINATION
                                   -----------

          14.1    TERMINATION EVENTS; OPPORTUNITY TO CURE.
                  ---------------------------------------

                  (a) Subject to Section 14.1(b) and Section 14.2, this Agreement may be terminated on written notice:

                           (i) By either Party, in the event of a Breach by the other Party of its obligations under this Agreement which remains uncured after notice and an opportunity to cure as provided in Section 14.1(b);

                           (ii) By Buyer,  if any of the  conditions  in Section
          10.1 have not been satisfied in all material respects as of the Closing Date, or if satisfaction of a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived the condition on or before the Closing Date;

                           (iii) By Seller,  if any of the conditions in Section
          10.2 have not been satisfied in all material respects as of the Closing Date, or if satisfaction of a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                           (iv) By mutual consent of Buyer and Seller;

                           (v) By either Party, if any governmental authority issues a final, nonappealable order prohibiting the Contemplated Transactions;

                           (vi) By Seller if Buyer fails to obtain its financing commitment by the date set forth in 17.4(a) unless Buyer waives such contingency; or

                           (vii) By either Party, if the Closing has not occurred by December 2, 2002.

                  (b) The foregoing notwithstanding, this Agreement shall not be terminated under Section 14. l(a)(i), (ii) or (iii) if the noncompliance, nonperformance or breach can be cured or eliminated in which event the Party wishing to terminate shall not terminate unless and until (i) it has given the other Party written notice that noncompliance, nonperformance or a breach has occurred, specifying the nature thereof and the action required to cure and (ii) such noncompliance, nonperformance or breach shall not have been cured or eliminated, or the Party giving the notice shall not have otherwise been held harmless from the consequences of the noncompliance, nonperformance or breach, within thirty (30) days of the receipt of such notice.

          14.2    EFFECT OF TERMINATION.
                  ---------------------

                  (a) In the event of termination of this Agreement pursuant to Section l4.1(a)(i), if the termination resulted from a breach of a representation, warranty or covenant by a Party, the breaching party shall remain liable to the non-breaching party pursuant to and to the extent set forth in Article 11 above which Article 11 shall survive any termination pursuant to this Article 14.

                  (b) In the event of termination of this Agreement as provided for in Section 14.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any Party hereto, or their respective officers or directors except to the extent provided in Section 14.2(a). Further, Buyer shall return to Seller all copies of all information and documents furnished to Buyer by Seller in accordance with Article 15 of this Agreement and shall destroy all memoranda, notes, extracts and reproductions relating thereto.

                                   ARTICLE 15

                                 CONFIDENTIALITY
                                 ---------------

          15.1  NON-DISCLOSURE  OF  INFORMATION.  The  Parties  agree  that  any
                -------------------------------
information provided by one to the other (whether in written, oral or other form, the "Information") is provided solely in connection with the transactions contemplated hereby and that only such directors, officers, employees, agents and consultants (including attorneys and auditors, the "Advisors") of any Party who are directly involved in the proposed transactions will be provided access to such Information. Prior to Closing, unless approved by the other Party in writing, the Parties agree not to disclose any of such Information to any third Party who is not an Advisor except as required by statute, regulatory authority, court order or decree or except for the portions of such Information which are in or which come into the public domain other than through the acts or omissions of the Parties or their respective Advisors.

          15.2  NON-DISCLOSURE  OF  TRANSACTIONS.  Prior  to the  filing  of the
                --------------------------------
Approval Motion as set forth in Section 17.2(a) of this Agreement, except as otherwise agreed in writing, the Parties agree not to disclose, and to take all steps necessary or desirable to ensure that none of its Advisors disclose the transactions contemplated hereby or the existence of this Agreement to any third Party including, but not limited to, customers, potential customers, suppliers and potential suppliers, other than Advisors, except as may be required by statute, regulatory authority, court order or decree.

          15.3  PUBLICITY.  The Parties  shall consult with each other as to the
                ---------
form and substance of any press release or other public disclosure regarding the transactions contemplated hereby, and neither Party shall make any public disclosure thereof prior to Closing without the written consent of the other, provided that nothing in this Agreement shall prohibit either Party from making any public disclosure which it, with the advice of counsel, deems reasonable necessary to comply with law applicable to it.

         15.4 DAMAGES.  The Parties agree that, in connection with any breach or
              -------
alleged breach by a Party of the terms and provisions of this Article 15, in addition to all other remedies available at law or hereunder, the injured Party shall be entitled to equitable relief, including injunctive relief and specific performance and all reasonable attorneys fees and court costs incurred in connection therewith.

                                   ARTICLE 16

                                     GENERAL
                                     -------

          16.1  ENTIRE   AGREEMENT.   This  Agreement   constitutes  the  entire
                ------------------
understanding between the Parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter.

          16.2  HEADINGS.  The headings in this  Agreement are for  convenience
                --------
of reference only and shall not affect its interpretation.

          16.3  NOTICES.  All notices or other communications required hereunder
                -------
shall be in writing and shall be deemed to have been given if delivered personally, or three (3) days after the date of mailing if mailed by certified or registered mail, postage prepaid, one (1) day after delivery to a nationally recognized courier for overnight delivery, upon confirmed receipt by facsimile, to the addresses of the Parties as follows:

         IF TO SELLER BY HAND DELIVERY, MAIL, FACSIMILE OR OVERNIGHT COURIER:

         Agway, Inc.
         333 Butternut Drive
         DeWitt, NY 13214
          Attn:   Michael Hopsicker
         Executive Vice President for Agriculture & Energy
         Facsimile: 315-449-6682

         WITH A COPY TO:

         Agway, Inc.
         P.O. Box 4933
         Syracuse, New York 13221
         Attn:   Christopher W. Fox, Esq.
                  General Counsel

         Bond, Schoeneck & King, PLLC
         One Lincoln Center
         Syracuse, NY 13202-1355
         Attn:   Joseph Zagraniczny, Esq.
         Facsimile: (315) 422-3598

         IF TO BUYER:

         GROWMARK, Inc.
         1701 Towanda Avenue
         Bloomington, IL 61701
         Attn:   Steve J. Barwick

                 Vice President
         Facsimile: (309) 557-6702

         WITH A COPY TO:

         R. Stephen Carr,  Esq.
         General  Counsel - GROWMARK,  Inc.
         1701 Towanda Avenue
         Bloomington, Illinois 61701
         Facsimile: (309) 557-6702

                  and

         Jerald P. Esrick, Esq.
         Wildman, Harrold, Allen & Dixon
         225 West Wacker Drive
         Suite 3000
         Chicago, Illinois 60606
         Facsimile: (312) 201-2555

          16.4  EXHIBITS AND  SCHEDULES.  Each Exhibit and Schedule  referred to
                -----------------------
herein is incorporated into this Agreement by such reference.

          16.5  SEVERABILITY.If any provision of this Agreement is held illegal,
                ------------
invalid or unenforceable such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

          16.6  WAIVER.  Except as  otherwise  provided in this  Agreement,  the
                ------
failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

          16.7 ASSIGNMENT. Neither Seller nor Buyer may assign any of its rights
               ----------
or delegate any of its obligations hereunder without the prior written consent of the other Party; provided, however, Buyer may elect (a) to assign any rights and obligations hereunder (i) to any entity owned or controlled by Buyer or (ii) any third-party acquiring a portion of the Business or (b) to appoint a nominee for rifle to all or part of the Acquired Assets. In the event Buyer assigns its rights under this Agreement in accordance with this Section 16.7, Buyer shall continue to be liable under this Agreement, and Buyer's assignee shall execute an agreement under which the assignee shall (a) assume all of Buyer's obligations under this Agreement relating to the property acquired by such assignee and (b) receive the Acquired Assets subject to all of the terms, limitations and conditions of this Agreement.

          16.8  SUCCESSORS  AND ASSIGNS.  This  Agreement  binds,  inures to the
                -----------------------
benefit of, and is enforceable by the successors and permitted assigns of the Parties, and does not confer any rights on any other persons or entities.

          16.9    GOVERNING LAW.  This Agreement, and all other documents
                  -------------
executed in connection with this Agreement shall be construed and enforced in accordance with Delaware law.

          16.10 VENUE,  JURISDICTION.  THE EXCLUSIVE  JURISDICTION  OF ANY LEGAL
                --------------------
ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF, OR WITH RESPECT TO, THIS AGREEMENT SHALL BE IN COURTS OF COMPETENT JURISDICTION IN NEW YORK STATE AND/OR THE STATE OF ILLINOIS, AND VENUE SHALL BE IN ONONDAGA COUNTY, NEW YORK. COOK COUNTY, ILLINOIS AND/OR MCLEAN COUNTY, ILLINOIS. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF NEW YORK STATE AND THE STATE OF ILLINOIS.

         16.11  WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES TO THIS  AGREEMENT
                -----------------------
WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE PARTIES TO THIS AGREEMENT REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         16.12  RIGHT OF OFFSET.  Any amount  owed by a Party to the other Party
                ---------------
(including amounts held pursuant to any holdback of the Purchase Price) may be offset and applied to satisfy any obligation of such Party to the other Party.

         16.13  AMENDMENTS.  This  Agreement  may be  amended  only by a written
                ----------
instrument duly executed by all of the Parties.

         16.14  PREVAILING PARTY. If any Party shall bring an action against any
                -----------------
other party hereto by reason of the breach or default of any covenant, warranty, representation or condition hereof, or otherwise arising out of this Agreement whether for declaratory or other relief, the prevailing party in such suit shall be entitled to such party's costs of suits , including without limitation reasonable attorneys' fees , court costs, expert witness fees and investigation costs.

         16.15  COUNTERPARTS.  This  Agreement  may be executed in any number of
                ------------
counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any Party hereto will not become effective until counterparts hereof have been executed by all the Parties hereto. It shall not be necessary in making proof of this Agreement or any counterparts hereof to produce or account for any of the other counterparts. In order to facilitate execution of this Agreement, fax signatures shall be deemed to be original signatures.

                                   ARTICLE 17

                         SPECIAL CONTINGENCY PROVISIONS
                         ------------------------------

          17.1 ACKNOWLEDGMENT OF POTENTIAL FILING.  Buyer and Seller acknowledge
               ----------------------------------
that Seller may file a voluntary petition (the "Petition") for relief commencing a case (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. sections 101 et seq. (the "Bankruptcy Code") and the related rules promulgated thereunder (the "Bankruptcy Rules") in the United States District Court for the Northern District of New York (the "Bankruptcy Court").

          17.2 SPECIAL  COVENANTS OF SELLER IN RELATION TO THE BANKRUPTCY  CASE.
               ----------------------------------------------------------------
In the event Seller files the Petition, Seller covenants as follows:

                  (a) Filing of Approval  Motion.  Not more than three  business
                      --------------------------
days following the filing of the Petition, Seller shall file a motion (the "Approval Motion") with the Bankruptcy Court seeking an order (the "Sale Order") approving the terms and conditions of this Agreement, and a process (including public notice thereof) for the submission of any competing bids for the sale of the Acquired Assets in accordance with Section 363 of the Bankruptcy Code. Such Approval Motion shall contain provision for (i) a break-up fee in favor of Buyer equal to at least its costs, including reasonable legal, accounting and professional fees, to reach this Agreement in an amount not to exceed $750,000 plus $1,000,000, and (ii) bid protection in favor of Buyer in an amount equal to at least $2,500,000. Such Sale Order shall contain (x) a finding that this Agreement is entered into in good faith and otherwise satisfies the conditions of section 363, including section 363(m), of the Bankruptcy Code, and (y) a provision that the Acquired Assets are being transferred free and clear of all liens, claims, interests and encumbrances. Notice of the Approval Motion and Sale Order shall be in conformance with the procedures and requirements of the Bankruptcy Code and the Bankruptcy Rules and any applicable federal rule of procedure. The order granting the Approval Motion shall be in form and substance acceptable to Buyer and shall contain the form of Sale Order attached hereto as Exhibit J.

                  (c) Prosecution of Motions.  Seller shall use its best efforts
                      ----------------------
to  prosecute  the  Approval  Motion and obtain the Sale  Order;  provided,  the
Section 363 auction hearing on such Sale Order shall be scheduled no earlier than November 1,2002 and no later than November 15, 2002.

                  (c) Information  Regarding the Bankruptcy  Case.  Seller shall
                      -------------------------------------------
promptly deliver to Buyer certified copies of all orders of the Bankruptcy Court pertaining to the transactions contemplated in this Agreement.

         17.3 ADDITIONAL CONDITIONS TO CLOSING. In addition to the conditions to
              --------------------------------
Closing set forth elsewhere in this Agreement, the following shall each be a condition precedent to the obligations of Buyer to consummate the transactions contemplated in this Agreement:

                  (a) the entry of an order by the Bankruptcy Court approving the Approval Motion with such modifications as may be acceptable to Buyer in its sole discretion no later than October 11,2002;

                  (b) the entry of the Sale Order by the Bankruptcy Court with such modifications as may be acceptable to Buyer in its sole discretion no later than November 12, 2002;

                  (c) such Sale Order shall not have been reversed, stayed, modified, or amended in any manner materially adverse to Buyer prior to the Closing or if Buyer is found to be a good faith purchaser pursuant to Section 363(m), such Sale Order has not been stayed prior to Closing;

                  (d) no term or provision of this Agreement shall be amended or altered in a material way by the Bankruptcy Court except as set forth in Section
17.4 below.

          17.4    AMENDMENTS TO REPRESENTATIONS, WARRANTIES AND COVENANTS. In
                  -------------------------------------------------------
the event that Seller files the Bankruptcy Case, Seller's representations, warranties and covenants shall be modified by the following:

                  (a) Buyer's financing contingency set forth in Section 10.1(g) above shall expire on the later of(i) the date set forth in Section 10.1(g) above and (ii) the day immediately preceding the date of the Section 363 auction hearing in relation to the Sale Order;

                  (b) The Parties acknowledge that references herein to conduct of Seller's business in the ordinary course of business shall mean the ordinary course of business for a Person who has filed a petition for relief commencing a case under Chapter ii of the Bankruptcy Code;

                  (c) Seller and Buyer shall not comply with the bulk sale tax provisions set forth in Section 7.7 of this Agreement.

                  (d) With respect to Contracts, Leases and Licenses, if Consents are not obtained from the other party to such Contracts, Leases and Licenses, Seller's obligations under the Agreement shall be satisfied if Seller
(i) obtains an order authorizing the assumption and assignment of such Contracts, Leases and Licenses (ii) cures any defaults required to be cured by the Bankruptcy Court and (iii) assigns to Buyer such Contracts, Leases and Licenses.

                  (e)   Except  as  set  forth  in  this   Section   17.4,   the
representations, warranties and covenants of Buyer and Seller shall continue in full force and effect notwithstanding the filing of such Bankruptcy Case.

          17.5 AGREEMENT REGARDING  POST-PETITION  VENUE. Buyer and Seller agree
               -----------------------------------------
that following the filing of the Bankruptcy Case, all actions brought, arising out of, or related to the transactions contemplated in this Agreement shall be brought in the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to determine any and all such actions.

                                   ARTICLE 18

                          TREATMENT OF INCOMPLETE ITEMS
                          -----------------------------

          18.1  IDENTIFICATION OF INCOMPLETE ITEM. The Parties  acknowledge that
                ---------------------------------
on the date of execution of this Agreement, the schedules and exhibits listed below as incomplete items (the "Incomplete Items") were either being amended or supplemented or had not yet been agreed upon by the Parties. The Parties agree that, in addition to any other condition set forth in this Agreement, the obligations of each of the Parties under this Agreement are further conditioned upon the Incomplete Items being completed and approved by Buyer and Seller, each in their sole and absolute discretion, no later than October 10, 2002 (the "Approval Completion Date").

Items                                                                 Status
-----                                                                 -------

Schedule 2.2(e) "Excluded Assets"                        INCOMPLETE
Schedule 3.3(h) "Credit Customers"                       Attached
Schedule 5.1(c) "Subsidiaries"                           Attached
Schedules 5.3(a) "Permitted Encumbrances"                INCOMPLETE
Schedule 5.3(b) "Location of Assets"                     INCOMPLETE
Schedule 5.4 "Financial Information"                     INCOMPLETE
Schedule 5.5 "Inventory"                                 Attached
Schedule 5.6 "Equipment"                                 INCOMPLETE
Schedule 5.7 "Accounts Receivable"                       Attached
Schedule 5.8 "Licenses"                                  INCOMPLETE
Schedule 5.9(a) "Prepaid Expenses"                       Attached
Schedule 5.9(b) "Customer Credit Balances"               Attached
Schedule 5.10 "CFI Trade Payable"                        Attached
Schedule 5.11 "Contracts"                                INCOMPLETE
Schedules in Section 5.12 "Real Property"                INCOMPLETE
Schedule 5.13 "Environmental Matters"                    INCOMPLETE
Schedule 5.15 "Litigation"                               INCOMPLETE
Schedule 5.16 "Insurance"                                INCOMPLETE
Schedule 5.17(a) and (b) "Employee Benefits"             Attached
Schedule 5.18 "Legal and Regulatory Compliance"          INCOMPLETE
Schedule 5.19( "Absence of Certain Changes and           INCOMPLETE
Events"                                                  Attached
Schedule 5.20(a) "Relevant Employees"                    INCOMPLETE
Schedule 5.20(b) "Contract Employees"                    Attached
Schedule 5.20(g) "Employment Litigation"                 INCOMPLETE
Schedule 5.21 "Intellectual Property"                    INCOMPLETE
Schedule 5.22 "Warranties, Rebates, Etc."                INCOMPLETE
Schedule 5.25(a)(b)(c) "Major Customers, Etc."           See Section 7.2(a) for
                                                         timing
Schedule 7.2(a) "Certain Tax Matters"                    Attached
Schedule 7.4(a) "Allowable Competitive Products"         Attached
Schedule 7.8 "Special Lease Properties"                  See Section 8.1 for
                                                         timing
Schedule 8.1 "Retained Employees"

Schedule 9.1(a) "No Phase I Properties"                  INCOMPLETE
Schedule 9.1(b) "Phase II Properties"                    INCOMPLETE
Schedule 9.1(c) "Throughput Properties"                  INCOMPLETE
Schedule 9.2(a) "Environmental Protocols"                INCOMPLETE
Schedule 9.2(c) "Environmental Properties"               See Section 9.2(c) for
                                                         liming
                                                         ------
Schedule 9.3 "Rejected Environmental Properties"         See Section 93 for
                                                         timing
                                                         ------
Schedule 9.5 "East Berlin Property"                      Attached
Schedule 10.1(f) "Key Employees"                         INCOMPLETE
Schedule 12.1 "Leased Property Titles"                   INCOMPLETE

Exhibit A "License Agreement"                            INCOMPLETE
Exhibit B "Lease-Special Lease Properties"               INCOMPLETE
Exhibit C "Environmental Escrow"                         INCOMPLETE
Exhibit D "Seller's Closing Certificate"                 Attached
Exhibit E "Opinion of Seller's Counsel"                  INCOMPLETE
Exhibit F "Buyer's Closing Certificate"                  Attached
Exhibit G "Opinion of Buyer's Counsel"                   INCOMPLETE
Exhibit H "Services Agreement"                           INCOMPLETE
Exhibit I "Form of Lease"                                INCOMPLETE
Exhibit J "Form of Sale Order"                           INCOMPLETE


         Any  schedule  or  exhibit  not   referenced   above  shall  be  deemed
"Incomplete".

          18.2.  MANNER AND EFFECT OF APPROVAL An Incomplete Item will be deemed
                 -----------------------------
approved by Buyer and Seller only when a final form of such Incomplete Item is approved in writing by Buyer and Seller. Upon such approval, such completed Incomplete Items shall be attached to, and become a part of, this Agreement.

          18.3   EFFECT OF NON-APPROVAL.  In the event that any Incomplete Item
                 ----------------------
is not approved by Buyer and Seller by 5:00 p.m. on the Approval Completion Date, this Agreement shall be terminated and shall be deemed null and void.

              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized officers as of the date first above written.

                                      AGWAY, INC. (SELLER)

                                       By:      /s/ Michael R. Hopsicker
                                                --------------------------
                                       Name:    Michael R. Hopsicker
                                                --------------------------
                                       Title:   Executive Vice President
                                                 Agriculture and Energy
                                                --------------------------

                                       GROWMARK, INC. (BUYER)

                                       By:      /s/ William Davisson
                                                --------------------------
                                                William Davisson, CEO

                           Asset Purchase Agreement
                                     Between
                                   Agway, Inc.
                                       And
                                 GROWMARK, INC.

                            Dated: September 27, 2002

                               * * * * * * * * * *

Displayed below is a summary of Exhibits and Disclosure Schedules that have not been filed. We will furnish supplementally a copy of any omitted Exhibit and/or Disclosure Schedule to the Commission upon request.

Items
-----

Schedule 2.2(e) "Excluded Assets"
Schedule 3.3(h) "Credit Customers"
Schedule 5.1(c) "Subsidiaries"
Schedules 5.3(a) "Permitted Encumbrances"
Schedule 5.3(b) "Location of Assets"
Schedule 5.4 "Financial Information"
Schedule 5.5 "Inventory"
Schedule 5.6 "Equipment"
Schedule 5.7 "Accounts Receivable"
Schedule 5.8 "Licenses"
Schedule 5.9(a) "Prepaid Expenses"
Schedule 5.9(b) "Customer Credit Balances"
Schedule 5.10 "CFI Trade Payable"
Schedule 5.11 "Contracts"
Schedules in Section 5.12 "Real Property"
Schedule 5.13 "Environmental Matters"
Schedule 5.15 "Litigation"
Schedule 5.16 "Insurance"
Schedule 5.17(a) and (b) "Employee Benefits"
Schedule 5.18 "Legal and Regulatory Compliance"
Schedule 5.19( "Absence of Certain Changes and Events"
Schedule 5.20(a) "Relevant Employees"
Schedule 5.20(b) "Contract Employees"
Schedule 5.20(g) "Employment Litigation"
Schedule 5.21 "Intellectual Property"
Schedule 5.22 "Warranties, Rebates, Etc."
Schedule 5.25(a)(b)(c) "Major Customers, Etc."
Schedule 7.2(a) "Certain Tax Matters"
Schedule 7.4(a) "Allowable Competitive Products"
Schedule 7.8 "Special Lease Properties"
Schedule 8.1 "Retained Employees"
Schedule 8.4 "Retirement Plan Amendment"

Schedule 9.1(a) "No Phase I Properties"
Schedule 9.1(b) "Phase II Properties"
Schedule 9.1(c) "Throughput Properties"
Schedule 9.2(a) "Environmental Protocols"
Schedule 9.2(c) "Environmental Properties"
Schedule 9.3 "Rejected Environmental Properties"
Schedule 9.5 "East Berlin Property"
Schedule 10.1(f) "Key Employees"
Schedule 12.1 "Leased Property Titles"

*Exhibit A "License Agreement"
Exhibit B "Lease-Special Lease Properties"
Exhibit C "Environmental Escrow"
Exhibit D "Seller's Closing Certificate"
Exhibit E "Opinion of Seller's Counsel"
Exhibit F "Buyer's Closing Certificate"
Exhibit G "Opinion of Buyer's Counsel"
Exhibit H "Services Agreement"
Exhibit I "Form of Lease"
Exhibit J "Form of Sale Order"

*Exhibit A is included with the filing.

                                  Exhibit 2.2

                      AMENDMENT TO ASSET PURCHASE AGREEMENT
                      -------------------------------------

                    This Amendment to the Asset Purchase Agreement ("Amendment") is made as of October 10, 2002 by and between Agway, Inc., a Delaware Corporation ("Seller") and GROWMARK, Inc., a Delaware corporation ("Buyer").

                                   BACKGROUND
                                   ----------

                    A. On September 27, 2002, Seller and Buyer executed an Asset Purchase Agreement, dated as of September 27,2002 ("APA").

                    B. Seller and Buyer desire to amend the APA as set forth below.

                                      TERMS
                                      -----
                    NOW, THEREFORE, in consideration of the mutual promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                    1. Section 17.2(a) is hereby amended to provide that the Approval Motion shall be filed with the Bankruptcy Court on or before October 11, 2002.

                    2.  Section  17.2(c)  shall be amended  to read as  follows:

                    Prosecution  of  Motions.  The  Seller  shall  use its  best
                    ------------------------
                    efforts to prosecute the Approval Motion and obtain the Sale Order; provided, the Section 363 Auction Hearing on such Sale Order shall be scheduled no earlier than November 1, 2002 and no later November 18, 2002.

                    3. Section 17.3(a) and (b) shall be modified as follows:

                    (a) the entry of an Order by the Bankruptcy Court approving the Approval Motion with such modifications as may be acceptable to Buyer in its sole discretion no later than October 22, 2002;

                    (b) the entry of the Sale Order by the Bankruptcy Court with such modifications as may be acceptable to Buyer in its sole discretion no later than November 18, 2002;

                    4. All other terms and conditions contained in the APA remain in full force and effect.

                               AGWAY, INC. (SELLER)


                               By:    /s/ Michael R. Hopsicker
                                      -----------------------------
                                      Michael R. Hopsicker
                                      Executive Vice President
                                      Agriculture and Energy



                               GROWMARK, INC. (BUYER)


                               By:    /s/ Vern J. McGinnis
                                      ----------------------------
                               Name:      Vern J. McGinnis
                                      ----------------------------
                               Its:    VP Strategic Planning
                                       & Corporate Services
                                      ----------------------------

                                  Exhibit 2.3

                                   APPROVAL OF
                             SCHEDULES AND EXHIBITS
                                       AND
                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
                  --------------------------------------------

         This Approval of Schedules and Exhibits and Second Amendment to Asset Purchase Agreement (this "Amendment") is made as of October 10, 2002, between AGWAY, INC., a Delaware corporation ("Seller"), and GROWMARK, INC., a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

         WHEREAS, Buyer and Seller entered into that certain Asset Purchase Agreement dated September 27, 2002, as amended by that certain Amendment to Asset Purchase Agreement dated October 10, 2002 (collectively, the "APA");

         WHEREAS, pursuant to Article 18 of the APA, certain schedules and exhibits were incomplete at the time of execution of the APA; and

         WHEREAS, pursuant to Article 18 of the APA, such incomplete schedules and exhibits can only be included in the APA with the approval of Buyer and Seller.

         NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Amendment, and in consideration of the conditions and covenants contained herein and in the APA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

         SECTION 1. AFFIRMATION OF RECITALS/DEFINITIONS.  The recitals set forth
                    -----------------------------------
above arc true and correct and are incorporated herein by this reference. Capitalized terms not otherwise defined in this Amendment, or for which a definition is not specifically indicated, shall have the meanings ascribed to such terms in the APA.

         SECTION 2. APPROVAL OF INCOMPLETE  ITEMS.  The Parties  acknowledge and
                    -----------------------------
agree that pursuant to Section 18.2 of the APA, the schedules and exhibits listed below as "Attached" are hereby approved in the form attached to this
Amendment:

         Items                                             Status
         -----                                             ------

     Schedule 2.2(e) "Excluded Assets"                     INCOMPLETE
     Schedules 5.3(a) "Permitted Encumbrances"             Attached
     Schedule 5.3(b) "Location of Assets"                  Attached
     Schedule 5.4 "Financial Information"                  INCOMPLETE
     Schedule 5.6 "Equipment"                              INCOMPLETE
     Schedule 5.8 "Licenses"                               Attached
     Schedule 5.11 "Contracts"                             Attached
     Schedules in Section 5.12 "Real Property"             Attached
     Schedule 5.13 "Environmental Matters"                 Attached

     Schedule 5.15 "Litigation"                            Attached
     Schedule 5.16 "Insurance"                             Attached
     Schedule 5.18 "Legal and Regulatory Compliance"       Attached
     Schedule 5.19 "Absence of Certain Changes and Events" INCOMPLETE
     Schedule 5.20(b) "Contract Employees"                 INCOMPLETE
     Schedule 5.21 "Intellectual Property"                 Attached
     Schedule 5.22 "Warranties, Rebates, Etc."             Attached
     Schedule 5.25(a)(b)(c) "Major Customers, Etc."        Attached
     Schedule 7.2(a) "Certain Tax Matters"                 See Section 7.2(a)
                                                           for timing
     Schedule 8.1 "Retained Employees"                     See Section 8.1 for
                                                           timing
     Schedule 9.1(a) "No Phase I Properties"               Attached
     Schedule 9.1(b) "Phase II Properties"                 Attached
     Schedule 9.1(c) "Throughput Properties"               Attached
     Schedule 9.2(a) "Environmental Protocols"             Attached
     Schedule 9.2(c) "Environmental Properties"            See Section 9.2(c)for
                                                           timing
     Schedule 9.3 "Rejected Environmental Properties"      See Section  9.3  for
                                                           timing
     Schedule 10.1(1) "Key Employees"                      INCOMPLETE
     Schedule 12.1 "Leased Property Titles"                Attached

     Exhibit A "License Agreement"                         INCOMPLETE
     Exhibit B "Lease-Special Lease Properties"            Attached
     Exhibit C "Environmental Escrow"                      Attached
     Exhibit E "Opinion of Seller's Counsel"               Attached
     Exhibit G "Opinion of Buyer's Counsel"                Attached
     Exhibit H "Services Agreement"                        INCOMPLETE
     Exhibit I "Form of Lease"                             Attached
     Exhibit J "Form of Sale Order"                        Attached

         SECTION 3. MANNER AND EFFECT OF APPROVAL.  The  schedules  and exhibits
                    -----------------------------
listed above as "Attached" are hereby approved by Buyer and Seller and shall hereafter be deemed attached to, and incorporated by reference into, the APA as if such schedules and exhibits had been originally attached to the APA.

         SECTION 4. EXTENSION OF APPROVAL COMPLETION DATE.The Approval Extension
                    -------------------------------------
Date (as defined in Section18.1 of the APA) is hereby extended to October 15, 2002.

         SECTION 5. AMENDMENT  TO SECTION  12.1(A).  Section  12.1(a) of the APA
                    ------------------------------
is hereby  deleted in its  entirety and replaced with the following:

                     "(a) Not less than fifteen (15) days prior to the Closing, Seller shall deliver to Buyer a commitment for an ALTA Form B Owner's Title Insurance Policy for each parcel of the Owned Real Property (other than the Special Lease Properties) and an ALTA Form B Leasehold Title insurance Policy for each parcel of the Leased Real Property other than Leased Real Property set forth on Schedule 12.1 and each of the Special Lease
                               --------------
     Properties (collectively, the "Insured Leased Property"), in each case issued by the Title Company in the amount set forth on Schedule 12.1
                                                                  --------------
     for each such parcel, covering title to such Real Property, dated on or after the date hereof. In addition, Seller shall deliver with each such commitment copies of all recorded documents referenced in each such commitment. Each such commitment shall show Seller as owner of the Owned Real Property in fee simple or as holding a valid leasehold interest in the Insured Leased Property, subject, in each case, only to the Permitted Encumbrances and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount (which, in the aggregate do not exceed the Purchase Price) which may be removed by the payment of money at Closing and which Seller shall so remove at Closing and providing for full extended coverage over all general title exceptions contained in such policy, and containing the following additional endorsements (as such other endorsements reasonably requested by Buyer's lender) if available in the Applicable Jurisdiction: access; contiguity; owners comprehensive; zoning
     3.1 with parking; survey; encroachment; creditors rights; and tax number; provided, however, to the extent any such endorsements are not available, at Seller's sole expense, Seller shall provide attorney opinions, engineer's or architect's certifications or other alternatives which are reasonably acceptable to Buyer to provide the protection that the endorsement is customarily intended to provide."

         SECTION 6. CORRECTION. Section 12.1(b)(ii) of the APA is hereby amended
                    ----------
by striking the words "for Permitted Encumbrances other than those which cannot be addressed in the manner set forth in subclause (i) above," and replacing such stricken words with the following: "for exceptions to title (other than the Permitted Encumbrances) which cannot be addressed in the manner set forth in subclause (1) above,".

         SECTION 7. DELIVERY  OF  ESTOPPEL  CERTIFICATES.   Seller   shall   use
                    ------------------------------------
commercially reasonable efforts to deliver to Buyer not later than seven (7) days prior to the Closing Date (the "Estoppel Due Date") original estoppel letters ("Estoppel Letters") substantially in the form reasonably required by Buyer or Buyer's lender (and containing information therein consistent with the information set forth on Schedule 5.12(b)) for each primary lease relating to the Leased Real Property set forth on Schedule 12.1. In the event Seller is unable to obtain any such Estoppel Letter, Seller shall execute such Estoppel Letter and deliver such Estoppel Letter to Buyer no later than the Estoppel Due Date, and the statements in the Estoppel Letter shall be deemed representations and warranties under the APA, which shall survive the Closing as provided in
Section 11.1(a)(ii) of the APA.

         SECTION 8. MISCELLANEOUS.
                    -------------

                  (a) This Amendment may be simultaneously executed in several counterparts, each of which (whether manually signed or a facsimile of the same) shall be deemed an original and all of which shall constitute but one and the same instrument.

                  (b) Except as specifically is set forth herein, all other terms and conditions as set forth in the APA shall remain in full force and effect, and are not otherwise amended, altered, modified or revised.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the Buyer and Seller have executed this Approval of Schedules and Exhibits and Second Amendment to Asset Purchase Agreement as of the date first above written.

                             AGWAY, INC. (SELLER)

                             By:      /s/ Michael R. Hopsicker
                                      -----------------------------
                                          Michael R. Hopsicker
                                          Executive Vice President
                                          Agriculture and Energy


                             GROWMARK, INC. (BUYER)

                             By:      /s/ Vern J. McGinnis
                                      -----------------------------
                             Name:        Vern J. McGinnis
                                      -----------------------------
                             Its:         VP Strategic Planning
                                          & Corporate Services
                                      -----------------------------

                                  Exhibit 2.4

                                   APPROVAL OF
                             SCHEDULES AND EXHIBITS
                                       AND
                   THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT
                   -------------------------------------------

         This Approval of Schedules and Exhibits and Third Amendment to Asset Purchase Agreement (this "Amendment") is made as of October 16, 2002, between AGWAY, INC., a Delaware corporation Seller"), and GROWMARK, INC., a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

         WHEREAS, Buyer and Seller entered into that certain Asset Purchase Agreement dated September 27, 2002, as amended by that certain Amendment to Asset Purchase Agreement dated October 10, 2002, as further amended by that certain Approval of Schedules and Exhibits and Second Amendment to Asset Purchase Agreement dated October 11, 2002 (collectively, the "APA");

         WHEREAS, pursuant to Article 18 of the APA, certain schedules and exhibits were incomplete at the time of execution of the APA; and

         WHEREAS, pursuant to Article 18 of the APA, auth incomplete schedules and exhibits can only be included in the APA with the approval of Buyer and Seller.

         NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Amendment, and in consideration of the conditions and covenants contained herein and in the APA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

         SECTION 1. AFFIRMATION OF RECITALS/DEFINITIONS.  The recitals set forth
                    -----------------------------------
above are true and correct and are incorporated herein by this reference. Capitalized terms not otherwise defined in this Amendment, or for which a definition is not specifically indicated, shall have the meanings ascribed to such terms in the APA.

         SECTION 2. APPROVAL OF INCOMPLETE  ITEMS.  The Parties  acknowledge and
                    -----------------------------
agree that pursuant to Section 18.2 of the APA, the schedules and exhibits listed below as "Attached" are hereby approved in the form attached to this
Amendment:

         Items                                                  Status
         -----                                                  ------

         Schedule 2.2(e) "Excluded Assets"                      Attached
         Schedule 5.4 "Financial Information"                   Attached
         Schedule 5.6 "Equipment"                               INCOMPLETE
         Schedule 5.19 "Absence of Certain Changes and Events"  INCOMPLETE
         Schedule 5.20(b) "Contract Employees"                  Attached
         Schedule 7.2(a) "Certain Tax Matters"                  See Section 7.2
                                                                (a) for timing
         Schedule 8.1      "Retained Employees"                 See Section 8.1
                                                                for timing

         Schedule 9.2(c) `Environmental Properties"             See Section 9.2
                                                                (c) for timing
         Schedule 9.3 "Rejected Environmental Properties"       See Section 9.3
                                                                for timing
         Schedule 10.1(f) "Key Employees"                       Attached
         Exhibit A "License Agreement"                          INCOMPLETE
         Exhibit H "Services Agreement"                         INCOMPLETE

         SECTION 3. MANNER AND EFFECT OF APPROVAL.  The  schedules  and exhibits
                    -----------------------------
listed above as "Attached" are hereby approved by Buyer and Seller and shall hereafter be deemed attached to, and incorporated by reference into, the APA as if such schedules and exhibits had been originally attached to the APA.

         SECTION 4. EXTENSION  OF  APPROVAL   COMPLETION   DATE.  The   Approval
                    -------------------------------------------
Extension Date (as defined in Section 18.1 of the APA) is hereby extended to October 21, 2002.

         SECTION 5. AMENDMENT TO SECTION 8.1. Section 8.1 of the APA  is  hereby
                    ------------------------
 deleted in its entirety and replaced with the following:

                  "8.1 RETAINED  EMPLOYEES.  As soon as practicable but no later
                       -------------------
                  than October 22, 2002, Buyer shall provide to Seller a written estimate of the total number of Relevant Employees who will be offered employment by Buyer or a designee or subsidiary of Buyer (the "Retained Employees"). As soon as practicable but no later than November 1, 2002, Buyer shall provide to Seller a listing by name of all Retained Employees. Such listing of Retained Employees will be added to this Agreement as Schedule
                  8.1. Buyer may add individuals to, or remove individuals from, such listing of Retained Employees by delivery of written notice to Seller from time to time after the date hereof and prior to the Closing Date. In such event, such Schedule 8.1
                                                                    ------------
                  shall  be  amended  to  reflect   such   additional   Retained
                  Employees. Seller agrees to take all reasonable steps to facilitate the timely transfer of all employment files relating to the Retained Employees upon the Closing."

         SECTION 6. MISCELLANEOUS.
                    -------------

                  (a) This Amendment may be simultaneously executed in several counterparts, each of which (whether manually signed or a facsimile of the same) shall be deemed an original and all of which shall constitute but one and the same instrument.

                  (b) Except as specifically set forth herein, alt other terms and conditions as set forth in the APA shall remain in full force and effect, and are not otherwise amended, altered, modified or revised.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the Buyer and Seller have executed this Approval of Schedule and Exhibits and Third Amendment to Asset Purchase Agreement as of the date first above written.

                             AGWAY, INC.  (SELLER)

                             By:      /s/ Michael R. Hopsicker
                                      --------------------------
                                      Michael R. Hopsicker,
                                      Executive Vice President
                                      Agriculture and Energy




                            GROWMARK, INC. (BUYER)

                            By:      /s/ Vern J. McGinnis
                                     ---------------------------
                            Name:        Vern J. McGinnis
                                     ---------------------------
                            Its:     VP Strategic Planning & Corporate Services
                                     ---------------------------

                                  Exhibit 2.5

                                   APPROVAL OF
                             SCHEDULES AND EXHIBITS
                                       AND
                  FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT
                  --------------------------------------------

         This Approval of Schedules and Exhibits and Fourth Amendment to Asset Purchase Agreement (this "Amendment") is made as of October 21, 2002, between AGWAY, INC., a Delaware corporation ("Seller"), and GROWMARK, INC., a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

         WHEREAS, Buyer and Seller entered into that certain Asset Purchase Agreement dated September 27, 2002, as amended by that certain Amendment to Asset Purchase Agreement dated October 10, 2002, as further amended by that certain Approval of Schedules and Exhibits and Second Amendment to Asset Purchase Agreement dated October 11, 2002, , as further amended by that certain Approval of Schedules and Exhibits and Third Amendment to Asset Purchase Agreement dated October 15, 2002 (collectively, the "APA");

         WHEREAS, pursuant to Article 18 of the APA, certain schedules and exhibits were incomplete at the time of execution of the APA; and

         WHEREAS, pursuant to Article 18 of the APA, such incomplete schedules and exhibits can only be included in the APA with the approval of Buyer and Seller.

         NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Amendment, and in consideration of the conditions and covenants contained herein and in the APA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

         SECTION 1. AFFIRMATION OF RECITALS/DEFINITIONS.  The recitals set forth
                    -----------------------------------
above are true and correct and are incorporated herein by this reference. Capitalized terms not otherwise defined in this Amendment, or for which a definition is not specifically indicated, shall have the meanings ascribed to such terms in the APA.

         SECTION 2. APPROVAL OF INCOMPLETE  ITEMS.  The Parties  acknowledge and
                    -----------------------------
agree that pursuant to Section 18.2 of the APA, the schedules and exhibits listed below as "Attached" are hereby approved in the form attached to this
Amendment:

         Items                                                  Status
         -----                                                  ------

         Schedule 5.6 "Equipment"                               Attached
         Schedule 5.19 "Absence of Certain Changes and Events"  Attached
         Schedule 8.4 "Retirement Plan Amendment"               Attached

         Exhibit A "License Agreement"                          Attached
         Exhibit H "Services Agreement"                         Attached

         SECTION 3. MANNER AND EFFECT OF APPROVAL.  The  schedules  and exhibits
                    -----------------------------
listed above as "Attached" are hereby approved by Buyer and Seller and shall hereafter be deemed attached to, and incorporated by reference into, the APA as if such schedules and exhibits had been originally attached to the APA.

         SECTION 4. AMENDMENT.  Schedule  5.11 is hereby  amended to delete  the
                    ---------
agreements between Seller and the following parties: (i) E.I. du Pont Nemoure and Company ("DuPont"), (ii) Syngenta, (iii) BASF Corporation, and (iv) Aventis Crop Science.

         SECTION 5. MISCELLANEOUS.
                    -------------

                  (a) This Amendment may be simultaneously executed in several counterparts, each of which (whether manually signed or a facsimile of the same) shall be deemed an original and all of which shall constitute but one and the same instrument.

                  (b) Except as specifically set forth herein, all other terms and conditions as set forth in the APA shall remain in full force and effect, and are not otherwise amended, altered, modified or revised.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the Buyer and Seller have executed this Approval of Schedules and Exhibits and Fourth Amendment to Asset Purchase Agreement as of the date first above written.

                           AGWAY, INC. (SELLER)

                           By:      /s/ Michael R. Hopsicker
                                    --------------------------
                                    Michael R. Hopsicker
                                    Executive Vice President
                                    Agriculture and Energy

                           GROWMARK, INC. (BUYER)

                            By:     /s/ Davis Anderson
                                    --------------------------
                            Name:       Davis Anderson
                                    --------------------------
                            Its:        Vice President
                                    --------------------------